EXHIBIT 4.n

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                              REVOLVING CREDIT AND
                     COMPETITIVE ADVANCE FACILITY AGREEMENT


                         Dated as of February 10, 1995

                                     Among

                        CROWN CORK & SEAL COMPANY, INC.

                  THE SUBSIDIARY BORROWERS REFERRED TO HEREIN,

                         THE LENDERS REFERRED TO HEREIN

                                      and

                                 CHEMICAL BANK,
                            as Administrative Agent



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                                                        (CS&M Ref. No. 6700-292)

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                                                                  CONFORMED COPY








                               CREDIT AGREEMENT dated as of February 10, 1995,
                           among CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation ("CCSC"); each of the Subsidiary Borrowers referred to herein (the Subsidiary Borrowers and CCSC being collectively called the "Borrowers"); the financial institutions listed on
                           Schedule 2.01 the ("Lenders"); CHEMICAL BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and CHEMICAL BANK DELAWARE, a Delaware banking corporation, as issuing bank (in such capacity, the "Issuing Bank").


                  The Borrowers have requested the Lenders to extend credit in the form of Revolving Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $1,000,000,000. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers. The Borrowers have also requested the Swingline Lenders to extend credit in the form of Swingline Loans. CCSC has requested the Issuing Bank to issue letters of credit to support payment obligations incurred by CCSC and its Subsidiaries. The Borrowers have also requested certain Lenders to commit to extend credit in various foreign currencies. The proceeds of the Loans are to be used for general corporate purposes, and such Letters of Credit are to be used in the ordinary course of business.

                  The Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the account of CCSC on the terms and

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subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

                  "Adjusted Available Revolving Credit Commitment" shall mean as to any Lender, at any time of determination, an amount equal to such Lender's Available Revolving Credit Commitment minus such Lender's L/C Exposure.

                  "Adjusted CD Rate" shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) the product of
(i) the Fixed CD Rate in effect for such Interest Period and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the Statutory Reserve Percentage, plus (b) the Assessment Rate.

                  "Adjusted Swingline Commitment Percentage" shall mean, as to any Swingline Lender, at any time of determination, the percentage which such Swingline Lender's Available Swingline Commitment then constitutes of the aggregate Available Swingline Commitments of all Swingline Lenders.

                  "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.11.

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for

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administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

provided, however, that notwithstanding the foregoing, for purposes of Section 11.04, an "Affiliate" shall be a Person engaged in the business of banking who is controlled by, or under common control with, a Lender.

                  "Aggregate Outstanding US$ Revolving Extensions of Credit" shall mean, as to any Lender at any time, the aggregate principal amount of all Revolving Loans and Swingline Loans made by such Lender then outstanding plus the aggregate L/C Exposure of such Lender.

                  "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

                  "Agreement Currency" shall have the meaning assigned to such term in Section 11.16(b).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) after using its good faith efforts that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability or failure no longer exist. Any change in the

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Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the
Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Creditor" shall have the meaning assigned to such term in Section 11.16(b).

                  "Applicable Percentage" shall mean, with respect to any Eurodollar Loan (other than any Eurodollar Competitive Loan) or CD Loan, or with respect to the Facility Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread", "CD Spread" or "Fee Percentage", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:

                                         Eurodollar                   CD                      Fee
                                           Spread                   Spread                 Percentage
Category 1
S&P:  A or better                          .1200%                   .2450%                   .0800%
Moody's:  A2 or better


Category 2
S&P:  A- to BBB                            .2000%                   .3250%                   .1000%
Moody's:  A3 to Baa2

Category 3
S&P:  BBB- or below                        .2625%                   .3850%                   .1875%
Moody's: Baa3 or below

                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 3;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the

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Applicable Percentage shall be based on the higher of the two ratings; and (iii)
if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, or if the Index Debt shall be unrated by Moody's or S&P as a result of a reasonable business decision of CCSC, CCSC and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage most recently in effect shall continue in effect.

                  "Assessment Rate" shall mean, for any date, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be the then current net annual assessment rate to be payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Auction Fees" shall mean the fees described in the Fee
Letter.

                  "Authorized Officer" shall mean, with respect to CCSC, those of its officers whose signature and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.02(c) or any successor thereto.

                  "Available Revolving Credit Commitment" shall mean as to any Lender, at any time of determination, an amount equal to such Lender's Revolving Credit Commitment at such


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time minus such Lender's Revolving Credit Exposure at such time.

                  "Available Swingline Commitment" shall mean, as to any Swingline Lender, at any time of determination, an amount equal to the lesser of
(a) such Swingline Lender's Swingline Commitment at such time minus the aggregate principal amount of all Swingline Loans made by such Swingline Lender and then outstanding and (b) such Swingline Lender's Revolving Credit Commitment at such time minus such Swingline Lender's Aggregate Outstanding US$ Revolving Extensions of Credit at such time.

                  "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the Statutory Reserve Percentage and (b) the Assessment Rate.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing" shall mean a Loan or group of Loans of a single Type made (including through a conversion or continuation) by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date" shall mean any Business Day specified in a notice pursuant to Section 2.02, 2.04 or 2.07 as a date on which the relevant Borrower requests Loans to be made hereunder or Letters of Credit to be issued hereunder and, for the purposes of Article III, any other date on which the relevant Borrower requests Local Currency Loans to be made.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, "Business Day" shall exclude any day on which dealings in foreign currencies and exchange between banks may not be carried on in London, England or New York, New York.

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                  "Calculation Date" shall mean the last Business Day of each calendar week.

                  "Capitalized Lease Liabilities" shall mean all monetary obligations of CCSC and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

                  "CD Borrowing" shall mean a Borrowing comprised of CD Loans.

                  "CD Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List.

                  "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of (i) more than 50% of the outstanding shares of voting stock of CCSC or (ii) 30% or more of the total voting power of CCSC (a "30% Stockholder") followed by any change in the composition of the Board of Directors of CCSC, which shall include one or more designees of such 30% Stockholder, unless any such change in the composition of the Board of Directors does not result in a majority of the members of the Board of Directors consisting of designees of such 30% Stockholder.

                  "Charges" shall have the meaning assigned to such term in
Section 11.09.

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                  "Closing Date" shall mean the date hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Swingline Commitment, any commitments to make Local Currency Loans under any Local Currency Facility (which shall not exceed the amount set forth opposite each Lender's name in Schedule 2.01A with respect to any Local Currency) and, with respect to the Issuing Bank, its L/C Commitment.

                  "Commitment Letter" shall mean the Commitment Letter dated December 7, 1994, between CCSC, Chemical Securities Inc. and the Administrative Agent.

                  "Commitment Percentage" shall mean, with respect to any Lender at any time, the percentage of the Total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.07.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.07 in the form of Exhibit C.

                  "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by any Borrower under the bidding procedure described in Section 2.07.

                  "Competitive Loan" shall mean a Loan from a Lender to any Borrower pursuant to the bidding procedure described in Section 2.07.

                  "Competitive Loan Borrowing Period" shall mean the period from and including the Closing Date until the last day of the Revolving Credit Commitment Period.

                  "Competitive Loan Confirmation" shall mean each confirmation by the relevant Borrower of its acceptance of Competitive Bids, which Competitive Loan Confirmation shall be substantially in the form of Exhibit D and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

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                  "Competitive Loan Exposure" shall mean the sum of the
aggregate principal amount of all outstanding Competitive Loans denominated in Dollars and the US$ Equivalent of all outstanding Competitive Loans denominated in Local Currencies. The Competitive Loan Exposure of any Lender at any time shall mean the portion of the aggregate Competitive Loan Exposure attributable to Competitive Loans made by it.

                  "Competitive Loan Maturity Date" shall mean, as to any Competitive Loan, the maturity date specified in the Competitive Bid with respect to such Competitive Loan selected by the relevant Borrower pursuant to
Section 2.7(d)(ii).

                  "Compliance Certificate" shall mean a certificate of a Financial Officer of CCSC substantially in the form of Exhibit J.

                  "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of deposit or collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby. Notwithstanding the foregoing, for purposes of this Agreement, "Contingent Liability" shall not include any liability (i) for which CCSC or any of its Subsidiaries has received a full and unconditional indemnity or "hold harmless" agreement from another Person with respect to environmental liabilities associated with real property purchased by CCSC or such Subsidiary from such Person, and (ii) to the extent supported by a "back-to-back" guaranty delivered in connection with the issuance of industrial development bonds.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

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                  "Controlled Group" shall mean all members of a controlled
group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with CCSC, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                  "Credit Event" shall have the meaning assigned to such term in
Section 5.01.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "EBIT" shall mean, for any period, the sum for such period of all amounts which, in accordance with GAAP, would be included on the consolidated financial statements of CCSC and its Subsidiaries as

                  (a) Net Income (excluding any extraordinary gains and losses, and any net income (or net loss) attributable to the write-up (or write-down, as the case may be) in value of any assets), plus

                  (b) Net Interest Expense,

         plus

                  (c) to the extent deducted in determining Net
         Income, provisions for income taxes.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property

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damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non- sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material;
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Laws" shall mean any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with CCSC, is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

                  "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Competitive Loan.

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                  "Eurodollar Revolving Credit Borrowing" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

                  "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VIII.

                  "Event of Termination" shall mean the occurrence of any event described in Section 8.01 at a time when no Loans or Obligations are outstanding.

                  "Exchange Rate" shall mean with respect to any Local Currency on a particular date, the rate at which such Local Currency may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page. In the event that such rate does not appear on any Reuters currency page, the Exchange Rate with respect to such Local Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and CCSC or, in the absence of such agreement, such Exchange Rate shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Local Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Local Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Existing Agreement" shall mean the US $150,000,000 Revolving Credit Agreement, dated as of December 20, 1991, among CCSC, the Lenders named therein and The Toronto-Dominion Bank Trust Company as Agent, as in effect on the date hereof.

                  "Facility Fee" shall have the meaning assigned to such term in
Section 2.11.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal

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funds transactions with members of the Federal Reserve System arranged by
Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" shall mean the Fee Letter dated January 30, 1995, between CCSC and the Administrative Agent.

                  "Fees" shall mean the Facility Fees, the Administrative Agent Fees, the L/C Participation Fees, the Issuing Bank Fees and the Auction Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

                  "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

                  "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1994 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

                  "Fixed CD Rate" shall mean, with respect to any CD Borrowing, the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Administrative Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the Administrative Agent's portion of such CD Borrowing and with a maturity comparable to such Interest Period.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

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                  "Fixed Rate Loan" shall mean any Competitive Loan bearing
interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "Funded Debt" shall mean (a) all Loans and (b) all other Indebtedness of CCSC and its Subsidiaries (including, without duplication, Contingent Liabilities relating to such Indebtedness) on a consolidated basis, which by its terms:

                         (i) matures or is payable more than one year from the
                  date on which it was created, or

                         (ii) matures within one year from the date on which it
                  was created, but is renewable or extendible under terms such that under GAAP such Indebtedness would be treated as long-term indebtedness.

                  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Impermissible Qualification" shall mean, relative to the opinion or certification of any independent public accountant as to any financial statement of CCSC, any qualification or exception to such opinion or certification

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

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 15
                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause CCSC to be in default of any of its obligations under Section 6.01.

                  "Indebtedness" of any Person shall mean, without duplication:

                  (a) all obligations of such Person for borrowed money, all obligations of such Person as account party under letters of credit in respect of borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (provided, however, that Indebtedness shall not include open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services or obligations relating to employee benefits (including post-retirement medical benefits), pension, health and life insurance (and other similar benefits) and provided, further, that for purposes of calculating compliance with the provisions of Section 7.04(a), Indebtedness shall include obligations to pay the deferred purchase price of property or services only to the extent that such obligations are reflected on the consolidated balance sheet of CCSC and its consolidated Subsidiaries), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that the amount of such indebtedness which is limited in recourse shall be included in an amount equal to the lesser of (i) the amount of such Indebtedness or (ii) the amount of the Lien; and

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                  (d) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "Index Debt" shall mean the senior, unsecured, non-externally credit enhanced, long-term indebtedness for borrowed money of CCSC.

                  "Interest Coverage Ratio" means, for any period of four consecutive Fiscal Quarters (calculated on the basis of the most recent Fiscal Quarter ended and the three immediately preceding Fiscal Quarters), the ratio of

                  (a)  EBIT

                           to

                  (b)  Net Interest Expense for such period.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or Fixed Rate Borrowing with an Interest Period of more than three months' duration or a CD Borrowing with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Borrowing, and, in addition, the date of any refinancing of such Borrowing with a Borrowing of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is (i) in the case of a Eurodollar Revolving Credit Borrowing, 1, 2, 3, 6 or, if available from all Lenders, 12 months thereafter, as the relevant Borrower may elect, or (ii) in the case of a Eurodollar Competitive Borrowing, any whole number of months

  17

(but not more than 12 months) thereafter, as shall be specified in the Competitive Bids in which the offers to make the Eurodollar Loans comprising such Borrowing were extended, (b) as to any CD Borrowing, a period of 30, 60, 90, 180, 270 or 360 days' duration, as the relevant Borrower may elect, commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, (c) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.05 or converted in accordance with Section 2.03, (d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing and (e) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) the Revolving Credit Maturity Date and (iii) the date such Loan is repaid in accordance with Section 2.04; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Issuing Bank" shall mean, as the context may require, the Issuing Bank specified in the recitals to this Agreement and/or each Lender which shall from time to time be party to an Issuing Bank Agreement with any Borrower.

                  "Issuing Bank Agreement" shall mean an agreement substantially in the form of Exhibit E.

 18

                  "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.11.

                  "Judgment Currency" shall have the meaning assigned to such term in Section 11.16(b).

                  "L/C Commitment" shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.21, as set forth in the applicable Issuing Bank Agreement.

                  "L/C Disbursement" shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

                  "L/C Exposure" shall mean at any time the sum at such time of
(a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

                  "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.11.

                  "Letter of Credit" shall mean any Letter of Credit issued pursuant to Section 2.21.

                  "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) Funded Debt (other than Funded Debt which is nonrecourse to CCSC and its Subsidiaries and giving effect only to CCSC's or its Subsidiaries' pro-rata share of consolidated Indebtedness of joint ventures)

         to

                  (b)  Long-Term Capitalization.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, (a) the per annum rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to
(i) in the case of a Revolving Credit Borrowing, the Administrative Agent's portion of such Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that

  19

would have been the Administrative Agent's portion of such Borrowing had such Borrowing been a Revolving Credit Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the Statutory Reserve Percentage.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" shall mean this Agreement, the Fee Letter, the Letters of Credit and the Local Currency Facility Agreements.

                  "Loans" shall mean the Revolving Loans, the Local Currency Loans, the Swingline Loans and the Competitive Loans.

                  "Local Currency" shall mean any currency other than Dollars as to which an Exchange Rate may be calculated.

                  "Local Currency Credit Event" shall mean each Borrowing under a Local Currency Facility, including each Swingline Borrowing thereunder.

                  "Local Currency Equivalent" shall mean, on any date of determination, with respect to any amount in Dollars, the equivalent in the relevant Local Currency of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Local Currency then in effect as determined pursuant to Article III.

                  "Local Currency Facility" shall mean any credit facility providing for borrowings in a Local Currency pursuant to any Local Currency Facility Agreement.

  20

                  "Local Currency Facility Agreement" shall mean a local currency facility agreement between a Borrower and one or more Lenders, substantially in the form of Exhibit F.

                  "Local Currency Facility Maximum Borrowing Amount" shall have the meaning assigned to such term in Section 3.01(b).

                  "Local Currency Lender" shall mean any Lender (or, if applicable, any Affiliate, branch or agency thereof) party to a Local Currency Facility Agreement.

                  "Local Currency Lender Maximum Borrowing Amount" shall have the meaning assigned to such term in Section 3.01(b).

                  "Local Currency Loan" shall mean any Competitive Loan made in a currency other than Dollars and any loan made pursuant to a Local Currency Facility.

                  "Local Currency Loans (US$ Equivalent)" shall mean the US$ Equivalent of the relevant Local Currency Loans.

                  "Long-Term Capitalization" shall mean, on any date of determination, the sum of (i) Funded Debt of CCSC and its Subsidiaries on a consolidated basis and (ii) the amount, determined on a consolidated basis, in the capital stock account plus (or minus in the case of a deficit) the additional paid-in capital and retained earnings of CCSC and its Subsidiaries, and in any event, net of the value of treasury stock in such capital stock account, plus accounting liabilities for post-retirement benefits (FAS 106) and post-employment benefits (FAS 112), net of changes for income tax (FAS 109).

                  "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean any event which will have a materially adverse effect on the financial

  21

condition or results of operations of CCSC and its Subsidiaries taken as a whole.

                  "Maximum Rate" shall have the meaning assigned to such term in
Section 11.09.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Net Income" means, for any period, the net income of CCSC and its Subsidiaries for such period on a consolidated basis.

                  "Net Interest Expense" means, for any period, the aggregate amount of interest expense of CCSC and its Subsidiaries for such period which, in accordance with GAAP, would be included on the consolidated financial statements of CCSC and its Subsidiaries, including without limitation the portion of any rent paid on Capitalized Lease Liabilities which is allocable to interest expense in accordance with GAAP, minus the amount of interest income received by CCSC and its Subsidiaries for such period.

                  "Obligations" means all obligations (monetary or otherwise) of the Borrowers arising under or in connection with this Agreement and each other Loan Document.

                  "Organic Document" means, relative to each Borrower, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA) and to which CCSC or any ERISA Affiliate, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                  "Permitted Investments" shall mean:

 22

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within six months from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits (including eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Administrative Agent or any Lender party hereto as of the Closing Date or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States America or any state thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000;

                  (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Administrative Agent or any Lender party hereto as of the Closing Date or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has (A) a combined capital and surplus in excess of $100,000,000 and (B) commercial paper rated as least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or carrying an equivalent rating by another nationally recognized rating agency, if neither of the two rating agencies shall rate such commercial paper;

                  "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any Pension Plan or Welfare Plan.

  23

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the aggregate Available Revolving Credit Commitments represented by such Lender's Available Revolving Credit Commitment.

                  "Register" shall have the meaning given such term in Section 11.04(d).

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                  "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 USC. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or
(ii) above.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

  24

                  "Required Lenders" shall mean, at any time, Lenders having Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Commitments or, for purposes of acceleration pursuant to
Section 8.03, Lenders having Revolving Credit Exposures and Competitive Loan Exposures representing more than 50% of the aggregate Revolving Credit Exposures and Competitive Loan Exposures.

                  "Requirement of Law: shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

                  "Reset Date" shall have the meaning assigned to such term in
Section 3.02(a).

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as the same may be reduced from time to time pursuant to the provisions of this Agreement.

                  "Revolving Credit Commitment Period" shall mean the period from and including the date hereof to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans and Swingline Loans of such Lender plus the aggregate US$ Equivalent of the principal amount of all outstanding Local Currency Loans (other than Competitive Loans) of such Lender.

 25

                  "Revolving Credit Maturity Date" shall mean February 10, 2000.

                  "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan, a CD Loan or an ABR Loan.

                  "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Significant Subsidiary" shall mean each Subsidiary of CCSC that has assets which represent at least 2%, or, during the effectiveness of a Significant Subsidiary Election Notice, 5% of the consolidated assets of CCSC and its Subsidiaries as of the last day of the Fiscal Year of CCSC preceding the date as of which any such determination is made, as reflected on the financial statements of CCSC, and each Subsidiary of CCSC designated by CCSC as a Significant Subsidiary pursuant to Section 6.07.

                  "Significant Subsidiary Election Notice" shall mean a notice delivered by CCSC to the Administrative Agent substantially in the form of Exhibit G.

                  "Statutory Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal), established by the Board or any successor Governmental Authority for determining the maximum reserve requirement (including any marginal, special, emergency or supplemental reserves)(a) with respect to the Base CD Rate (as such term is used in the definition of the term "Alternate Base Rate") or the Adjusted CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months or the applicable Interest Period, respectively, and (b) with respect to the LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation
D). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

  26

Unless otherwise indicated, when used in this Agreement, the term "Subsidiary" shall refer to a Subsidiary of CCSC.

                  "Subsidiary Borrower" shall mean each Subsidiary (i) which shall at any time be a party to a Local Currency Facility Agreement, (ii) which has been designated as such by CCSC in a Subsidiary Borrower Notice and Designation and (iii) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 5.01(d). A Subsidiary may also become a Subsidiary Borrower for purposes of this Agreement (but not under any Local Currency Facility) by the delivery to the Administrative Agent of a Subsidiary Borrower Notice and Designation, executed by such Subsidiary and acknowledged by CCSC, under which it shall undertake the obligations of a Borrower hereunder.

                  "Subsidiary Borrower Notice and Designation" shall mean a notice and designation, substantially in the form of Exhibit H, delivered by CCSC, and received and consented to by the Administrative Agent, and which shall identify a Subsidiary Borrower.

                  "Subsidiary Borrower Obligations" shall mean, with respect to each Subsidiary Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the US$ Loans and Local Currency Loans made to such Subsidiary Borrower, reimbursement obligations of such Subsidiary Borrower in connection with L/C Disbursements and all other obligations and liabilities of such Subsidiary Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Local Currency Facility or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are required to be paid by such Subsidiary Borrower to the Administrative Agent or to any Lender pursuant to this Agreement or any Local Currency Facility) or otherwise.

                  "Swingline Borrower" shall mean any Borrower to which Swingline Loans are made.

 27

                  "Swingline Borrowing Share" shall mean for any borrowing of Swingline Loans, with respect to any Swingline Lender at any time, an amount equal to such Swingline Lender's Adjusted Swingline Commitment Percentage of such borrowing.

                  "Swingline Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make loans pursuant to Section 2.04, as set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Swingline Commitment, as applicable, as the same may be reduced from time to time pursuant to the terms of this Agreement and pursuant to assignments by such Lender pursuant to Section 11.04.

                  "Swingline Lender" shall mean a Lender with a Swingline Commitment.

                  "Swingline Loan" shall mean any loan made by a Lender pursuant to its Swingline Commitment.

                  "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Capitalization" shall mean, on any date of determination, the sum of (i) all Indebtedness of CCSC and its Subsidiaries on a consolidated basis and (ii) the amount, determined on a consolidated basis, in the capital stock account plus (or minus in the case of a deficit) the additional paid-in capital and retained earnings of CCSC and its Subsidiaries, and in any event, net of the value of treasury stock in such capital stock account, plus accounting liabilities for post-retirement benefits (FAS 106) and post-employment benefits (FAS 112) net of changes for income tax (FAS 109).

  28

                  "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "Transactions" shall mean the execution, delivery and performance by each Borrower of each of the Loan Documents and the borrowings hereunder.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Adjusted CD Rate, the Alternate Base Rate and the fixed percentage rate per annum applicable to any Fixed Rate Loan.

                  "Unrefunded Swingline Loans" shall have the meaning assigned hereto in Section 2.04(c).

                  "Unrestricted Subsidiary" shall mean any Subsidiary designated as an Unrestricted Subsidiary by CCSC at the time of delivery of the Compliance Certificate pursuant to Section 6.01(c) (it being understood that any such designation may be changed in respect of subsequent Fiscal Quarters) (i) which is incorporated under the laws of any foreign country and (ii) the assets of which, together with the assets of all other Unrestricted Subsidiaries, comprise not more than 50% of all assets of CCSC and its Subsidiaries.

                  "US$ Equivalent" shall mean, on any date of determination, with respect to any amount in any Local Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Local Currency then in effect as determined pursuant to Section 3.02(a).

                  "US$ Facility Overage" shall mean an amount equal to the excess of (a) the aggregate Revolving Credit Commitments over (b) the aggregate amount of all Local Currency Facility Maximum Borrowing Amounts (determined, if applicable, after giving effect to any reduction therein made pursuant to
Section 3.02(c)).

                  "US$ Loan" shall mean any Loan denominated in Dollars.

                  "US$ Revolving Credit Overage" shall mean, with respect to any Lender, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) the aggregate Local Currency Lender Maximum Borrowing

 29

Amounts with respect to all Local Currency Facilities to which such Lender is a party.

                  "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VII, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 4.05.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans in Dollars to any of CCSC or any Subsidiary Borrower from time to time during the Revolving Credit Commitment Period. During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the sum of the Aggregate Revolving Credit Exposure, the L/C Exposure and the aggregate Competitive Loan Exposure would exceed the Total Revolving Credit Commitment then in effect or
(ii) the sum of the Revolving Credit Exposure of any Lender and the

 30

L/C Exposure of such Lender then outstanding would exceed such Lender's Revolving Credit Commitment.

                  (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, (iii) CD Loans or (iv) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03, provided that no Revolving Loan shall be made as a Eurodollar Loan or as a CD Loan after the day that is one month or 30 days, respectively, prior to the Revolving Credit Maturity Date.

                  SECTION 2.02. Procedure for Revolving Credit Borrowing. (a) Each Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that such Borrower shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., London time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans, (b) 10:00 a.m., New York City time, on the Business Day of a requested Borrowing Date, if all or any part of the requested Revolving Loans are to be ABR Loans or (c) 10:00 a.m., New York City time, two Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be CD Loans), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurodollar Loans, ABR Loans or CD Loans and (iv) if the Borrowing is to be of Eurodollar Loans or CD Loans, the length of the initial Interest Period therefor. Each Borrowing under the Revolving Credit Commitments shall be in a minimum aggregate principal amount of the lesser of
(i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) the aggregate amount of the then Adjusted Available Revolving Credit Commitments. Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each Lender of the aggregate amount of such Borrowing and of the amount of such Lender's pro rata portion (if any) thereof, which shall be based on the respective Available Revolving Credit Commitments of all the Lenders. Each Lender will make the amount of its pro rata portion of each such Borrowing available to the Administrative Agent for the account of the relevant Borrower at the office of the Administrative Agent specified in Section 11.01 prior to 1:00 p.m., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the relevant Borrower by the

  31

Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to any Borrower, any Swingline Loans made to such Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans, with any remaining proceeds to be made available to such Borrower as provided above.

                  (b) If the Issuing Bank has not received from the applicable Borrower the payment required by Section 2.21(e) by the time specified therein, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender will pay to the Administrative Agent not later than 4:00 p.m., New York City time, on the date of such notice (or, if the Lenders shall have received such notice later than 2:00 p.m., New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day) an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender), and the Administrative Agent will promptly pay such amount to the Issuing Bank. The Administrative Agent will promptly remit to each Lender such Pro Rata Percentage (determined as of the date of such payment) of any amounts subsequently received by the Administrative Agent from the applicable Borrower in respect of such L/C Disbursement. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Issuing Bank as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this subsection to but excluding the date an amount equal to such amount is paid to the Administrative Agent for prompt payment to the Issuing Bank at, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

                  SECTION 2.03. Conversion and Continuation Options for Revolving Loans. (a) Each Borrower may elect from time to time to convert (i) Eurodollar Loans or CD Loans to ABR Loans, by giving the Administrative Agent prior notice of such election not later than 10:00 a.m., New York City time, on the Business Day of a requested conversion; (ii) ABR Loans or CD Loans to Eurodollar Loans by giving the

 32

Administrative Agent prior notice of such election not later than 11:00 a.m., London time, three Business Days prior to a requested conversion; or (iii) ABR Loans or Eurodollar Loans to CD Loans by giving the Administrative Agent prior notice of such election not later than 10:00 a.m., New York City time, two Business Days prior to a requested conversion; provided that if any such conversion of Eurodollar Loans or CD Loans is made other than on the last day of an Interest Period with respect thereto, such Borrower shall pay any amounts due to the Lenders pursuant to Section 2.18 as a result of such conversion. Any such notice of conversion to Eurodollar Loans or CD Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans, CD Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan or CD Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Maturity Date or into a CD Loan after the date that is 30 days prior to the Revolving Credit Maturity Date.

                  (b) Any Eurodollar Loans or CD Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving prior notice to the Administrative Agent, not later than 11:00 a.m., London time, three Business Days prior to a requested continuation, in the case of Eurodollar Loans, and not later than 10:00 a.m., New York City time, two Business Days prior to a requested continuation, in the case of CD Loans, in each case setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan or CD Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.04 would be contravened or (iii) after the date that is one month, in the case of Eurodollar Loans, or 30 days, in the case of CD Loans, prior to the Revolving Credit Maturity Date and provided, further, that if such Borrower shall fail to give any required notice as described above in this
Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso such Loans shall automatically be converted to ABR Loans on the last day of such then expiring Interest Period.

 33

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions hereof, each Swingline Lender severally agrees to make swingline loans in Dollars (individually, a "Swingline Loan" and collectively, the "Swingline Loans") to any Borrower from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.04, provided, that (i) the aggregate principal amount of all Swingline Loans shall not exceed $100,000,000 at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the Adjusted Available Revolving Credit Commitments of all Lenders immediately prior to such borrowing or result in the sum of the Aggregate Revolving Credit Exposure, the L/C Exposure and the Competitive Loan Exposure then outstanding exceeding the aggregate Revolving Credit Commitments then in effect, (iii) in no event may Swingline Loans be borrowed hereunder if, after giving effect thereto, the aggregate principal amount of Swingline Loans made by any Swingline Lender then outstanding would exceed the lesser of (1) the Swingline Commitment of such Swingline Lender or (2) the Adjusted Available Revolving Credit Commitment of such Swingline Lender and (iv) in no event may Swingline Loans be borrowed hereunder if (x) an Event of Default shall have occurred and be continuing and (y) such Event of Default shall not have been subsequently cured or waived. Amounts borrowed by any Swingline Borrower under this Section 2.04 may be repaid and, up to but excluding the Revolving Credit Maturity Date, reborrowed. All Swingline Loans shall at all times be ABR Loans. The relevant Swingline Borrower shall give the Administrative Agent notice of any Swingline Loans requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each Swingline Lender of the aggregate amount of such borrowing and of the amount of such Swingline Lender's Swingline Borrowing Share (if any) thereof. Not later than 1:00 p.m., New York City time, on the Borrowing Date specified in such notice each Swingline Lender shall make its Swingline Borrowing Share of such Swingline Loans available to the Administrative Agent for the account of the relevant Swingline Borrower at the office of the Administrative Agent set forth in Section 11.01 in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the relevant Swingline Borrower by the Administrative Agent crediting the account of such Swingline Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by

 34

the Swingline Lenders and in like funds as received by the Administrative Agent. Each borrowing pursuant to this Section 2.04 shall be in a minimum aggregate principal amount of the lesser of (i) $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) the aggregate amount of the then available Swingline Commitments.

                  (b) Notwithstanding the occurrence of any Event of Default or noncompliance with the conditions precedent set forth in Article V or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loans shall remain outstanding at 10:00 a.m., New York City time, on the fifth Business Day following the Borrowing Date thereof and if by such time on such fifth Business Day the Administrative Agent shall have received neither (i) a notice of borrowing delivered by the relevant Swingline Borrower pursuant to
Section 2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor (ii) any other notice satisfactory to the Administrative Agent indicating such Swingline Borrower's intent to repay all such Swingline Loans on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from such Swingline Borrower pursuant to
Section 2.02 requesting that ABR Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in Section 2.02 shall be followed in making such ABR Loans, provided, that for the purposes of determining each Lender's Pro Rata Percentage with respect to such borrowing, the outstanding principal amount of Swingline Loans shall be deemed to be zero. The proceeds of such ABR Loans shall be applied to repay such Swingline Loans.

                  (c) If, for any reason, ABR Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay Swingline Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default or Event of Default, purchase a participating interest in such Swingline Loans ("Unrefunded Swingline Loans") in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (b) of this
Section 2.04. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its

  35

participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each Swingline Lender in such amount as will reduce the amount of the participating interest retained by such Swingline Lender in its Swingline Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (b) of this Section 2.04. All payments by the Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.14.

                  SECTION 2.05. Optional Prepayments of Loans. Each Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurodollar Loans, CD Loans and Fixed Rate Loans, to compliance with the terms of
Section 2.18), in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent not later than 12:00 noon, New York City time, on the date of such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, CD Loans, ABR Loans, Fixed Rate Loans or a combination thereof, (including in the case of Eurodollar Loans, CD Loans or Fixed Rate Loans, the Borrowing to which such prepayment is to be applied) and, if of a combination thereof, the amount allocable to each, provided, that notice of any prepayment of Swingline Loans may be delivered to the Administrative Agent as late as, but no later than, 1:00 p.m., New York City time, on the date of such prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

                  SECTION 2.06. The Competitive Loans. (a) Subject to the terms and conditions of this Agreement, each Borrower may borrow Competitive Loans in Dollars from time to time during the Competitive Loan Borrowing Period on any Business Day, provided, that in no event may Competitive Loans be borrowed hereunder if, after giving effect thereto, the sum of the Aggregate Revolving Credit Exposure and the aggregate Competitive Loan Exposure and the L/C Exposure then outstanding would exceed the aggregate Revolving Credit Commitments then in effect. Within the limits and on the

  36

conditions hereinafter set forth with respect to Competitive Loans, each Borrower from time to time may borrow, repay and reborrow Competitive Loans.

                  (b) Competitive Loans may be made in Local Currencies, under procedures established by CCSC and the Administrative Agent at the time Competitive Bids for such Loans are requested.

                  SECTION 2.07. Procedure for Competitive Loan Borrowing. (a) The relevant Borrower shall request Competitive Loans by delivering a Competitive Bid Request to the Administrative Agent, not later than 12:00 noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a Eurodollar Competitive Borrowing), and not later than 10:00 a.m. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Borrowing). Each Competitive Bid Request may solicit bids for Competitive Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative Interest Periods. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each Competitive Bid Request received by the Administrative Agent.

                  (b) In the case of a Eurodollar Competitive Bid Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Bid Request, each Lender may elect, in its sole discretion, to offer irrevocably, subject to Article V, to make one or more Competitive Loans at the LIBO Rate plus or minus the Margin determined by such Lender in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid to the Administrative Agent, before 10:30 a.m. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of Competitive Loans for each Interest Period and the aggregate maximum amount of Competitive Loans for all Interest Periods which such Lender would be willing to make (which amounts may, subject to Section 2.06, exceed such Lender's Revolving Credit Commitment); and

                (ii) the Margin above or below the LIBO Rate at which such Lender is willing to make each such Competitive Loan.

 37

The Administrative Agent shall advise the relevant Borrower before 11:00 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Competitive Bid received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such Competitive Bid, it shall advise the relevant Borrower of the contents of its Competitive Bid before 10:15 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Competitive Bid Request for Fixed Rate Borrowings, upon receipt of notice from the Administrative Agent of the contents of such Competitive Bid Request, each Lender may elect, in its sole discretion, to offer irrevocably, subject to Article V, to make one or more Competitive Loans at a rate of interest determined by such Lender in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid to the Administrative Agent before 9:30 a.m. (New York City time) on the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of Competitive Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Lender would be willing to make (which amounts may, subject to Section 2.06, exceed such Lender's Revolving Credit Commitment); and

                (ii) the rate of interest at which such Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 10:00 a.m. (New York City time) on the proposed Borrowing Date of the contents of each such Competitive Bid received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such Competitive Bid, it shall advise the relevant Borrower of the contents of its Competitive Bid before 9:15 a.m. (New York City time) on the proposed Borrowing Date.

                  (d) Before 11:30 a.m. (New York City time,) three Business Days before the proposed Borrowing Date (in the case of Eurodollar Competitive Loans) and before 10:30 a.m. (New York City time) on the proposed Borrowing Date (in the case of Fixed Rate Competitive Loans), the relevant Borrower, in its absolute discretion, shall:

 38

                  (i) cancel (without fee or penalty) such Competitive Bid Request by giving the Administrative Agent telephone notice to that effect; or

                  (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Competitive Loan Confirmation in writing or by facsimile transmission)(1) subject to the provisions of Section 2.07(e), accept one or more of the offers made by any Lender or Lenders pursuant to
         Section 2.07(b) or Section 2.07(c), as the case may be, of the amount of Competitive Loans for each relevant maturity date and (2) reject any remaining offers made by Lenders pursuant to Section 2.07(b) or Section 2.07(c), as the case may be.

                  (e) Each Borrower's acceptance of Competitive Loans in response to any Competitive Bid Request shall be subject to the following limitations:

                  (i) the amount of Competitive Loans accepted for each Interest Period specified by any Lender in its Competitive Bid shall not exceed the maximum amount for such Interest Period specified in such Competitive Bid;

                (ii) the aggregate amount of Competitive Loans accepted for all Interest Periods specified by any Lender in its Competitive Bid shall not exceed the aggregate maximum amount specified in such Competitive Bid for all such Interest Periods;

              (iii) a Borrower may not accept offers for Competitive Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Bid Request; and

                (iv) if a Borrower accepts any of such offers, (1) it must accept such offers based solely upon pricing for such relevant Interest Period (including any amounts which shall be payable to the relevant Lender in respect of the relevant Competitive Loans pursuant to Section 2.16) and upon no other criteria whatsoever and (2) if (x) two or more Lenders submit offers for any Interest Period at identical pricing and such Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.06 or in this Section 2.07, cannot) borrow the total amount offered by such Lenders with such

 39

         identical pricing, such Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that made by a Lender on a Borrowing Date for each relevant Interest Period shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) or (y) a Lender submits offers for multiple Interest Periods specifying a maximum aggregate principal amount for all Interest Periods, and the relevant Borrower accepts offers from such Lender for more than one Interest Period, then such Borrower shall instruct the Administrative Agent how to apportion such Borrower's acceptances among such offers for different Interest Periods to the extent, if any, necessary to provide for acceptance of offers from such Lender equal to but not exceeding such specified maximum aggregate amount.

                  (f) If the relevant Borrower notifies the Administrative Agent that a Competitive Bid Request is canceled pursuant to Section 2.07(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Lenders.

                  (g) If the relevant Borrower accepts pursuant to Section 2.07(d)(ii) one or more of the offers made by any one or more Lenders, the Administrative Agent promptly shall notify each Lender which has made such a Competitive Bid of (i) the aggregate amount of such Competitive Loans to be made on such Borrowing Date for each Interest Period and (ii) the acceptance or rejection of any offers to make such Competitive Loans made by such Lender, and before 12:00 noon (New York City time) on the Borrowing Date specified in the applicable Competitive Bid Request, each Lender whose Competitive Bid has been accepted shall make available to the Administrative Agent at its office set forth in Section 11.01 the amount of Competitive Loans to be made by such Lender, in immediately available funds. The Administrative Agent will make such funds available to the relevant Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of Competitive Loans advanced on such Borrowing Date, the respective Interest Periods thereof and the respective interest rates applicable thereto.

                  SECTION 2.08. Repayment of Revolving, Swingline and Competitive Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative

 40

Agent for the account of the relevant Lenders (i) on the Revolving Credit Maturity Date (or such earlier date as the Loans become due and payable pursuant to Section 2.05 or Article VIII), the unpaid principal amount of each Revolving Loan and Swingline Loan made to it by each such Lender and (ii) on the Competitive Loan Maturity Date in respect thereof, the unpaid principal amount of each Competitive Loan made to it by each such Lender. Each Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Revolving Loans, Swingline Loans and Competitive Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.09.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Revolving Loan, Swingline Loan and Competitive Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 11.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Loan, Swingline Loan or Competitive Loan made hereunder, the Type of each such Loan and the Interest Period or maturity date (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of each such Loan and each Lender's share thereof.

                  (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.08 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

 41

                  SECTION 2.09. Interest Rates and Payment Dates. (a) Each Eurodollar Revolving Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate determined for such Interest Period plus the Applicable Percentage. Interest in respect of Eurodollar Revolving Loans shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  (b) Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

                  (c) Each CD Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period at a rate per annum equal to the Adjusted CD Rate determined for such Interest Period plus the Applicable Percentage.

                  (d) Each Competitive Loan shall bear interest for each day from the applicable Borrowing Date to (but excluding) the applicable Competitive Loan Maturity Date at the Margin over the LIBO Rate, or at the fixed rate of interest, specified in the Competitive Bid accepted by the relevant Borrower in connection with such Competitive Loan.

                  (e) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 2.09 plus 2% per annum or (y) in the case of principal of any Competitive Loan which remains overdue past the stated maturity date thereof, or any overdue interest, Facility Fee or other amount, the rate described in
Section 2.09(b) plus 2% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

                  (f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing

 42

pursuant to Section 2.09(e) shall be payable from time to time on demand.

                  SECTION 2.10. Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

                  SECTION 2.11. Fees. (a) CCSC agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year in arrears, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee") equal to the Applicable Percentage per annum on the average daily amount of the Revolving Credit Commitment of such Lender (whether used or unused) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein.

                  (b) CCSC agrees to pay to the Administrative Agent, for its own account, the administrative fees referred to in the Commitment Letter and the fees separately agreed upon by CCSC and the Administrative Agent in the Fee Letter (collectively, the "Administrative Agent Fees").

                  (c) CCSC agrees to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated) at a rate equal to the Applicable Percentage from time to time applicable for purposes of determining the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.09, and (ii) to each Issuing Bank with respect to each Letter of Credit issued by it the fees agreed upon by

 43

CCSC and such Issuing Bank in the relevant Issuing Bank Agreement plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, such Issuing Bank's customary documentary and processing charges (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the relevant Issuing Bank. Once paid, none of the Fees shall be refundable.

                  SECTION 2.12. Termination or Reduction of Revolving Credit Commitments. (a) CCSC shall have the right, upon one Business Day's notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (i) the sum of the Aggregate Revolving Credit Exposure, the L/C Exposure and the aggregate Competitive Loan Exposure then outstanding would exceed the Total Revolving Credit Commitments then in effect or (ii) the sum of the Revolving Credit Exposure and the L/C Exposure of any Lender then outstanding would exceed such Lender's Revolving Credit Commitment. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) CCSC shall pay to the Administrative Agent for the account of the Lenders, on the date of such termination or reduction, the Facility Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  (c) Each reduction in the Revolving Credit Commitments shall reduce the Swingline Commitment by an equal percentage. Such reduction of the Swingline Commitment shall be made ratably among the Swingline Lenders in accordance with their Adjusted Swingline Commitment Percentages.

                  SECTION 2.13. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

 44

                  (a) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted CD Rate or the LIBO Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted CD Rate or the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any CD Loans or Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans and (y) any Loans that, on the first day of such Interest Period, were to have been converted to or continued as CD Loans or Eurodollar Loans shall be continued as or converted to ABR Loans. The Administrative Agent shall promptly withdraw such notice upon becoming aware that the circumstances giving rise thereto shall no longer exist. Until such notice has been withdrawn by the Administrative Agent, no further CD Loans or Eurodollar Loans shall be made or continued as such, nor shall any Borrower have the right to convert ABR Loans to CD Loans or Eurodollar Loans.

                  SECTION 2.14. Pro Rata Treatment and Payments. (a) Each reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the amounts of the Lenders' Commitment Percentages. Each payment (including each prepayment other than any prepayment made pursuant to Section 3.02(f)) by a Borrower on account of principal of and interest on Revolving Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders. Each payment (including each prepayment other than any prepayment made pursuant to Section 3.02(f)) by a Borrower on account of principal of and interest on Revolving Loans which are Eurodollar Loans designated by a Borrower to be applied to a particular Eurodollar Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Eurodollar Loans then held by the Lenders. Each payment (including each prepayment other than any prepayment made pursuant to Section 3.02(f)) by any Borrower on account of principal of

 45

and interest on Swingline Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 11.01, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans or Eurodollar Competitive Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Eurodollar Competitive Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the event that (i) an Event of Default shall have occurred pursuant to Section 8.01(i), or (ii) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Article VIII, then, if after giving effect to all actions, if any, required to be taken and transactions to be effected pursuant to Section 3.03, the respective Revolving Loans and L/C Exposures of the Lenders shall not be held pro rata according to the amounts of the Lenders' Commitment Percentages, the Lenders shall simultaneously purchase from and sell to one another at face value, and shall promptly pay to one another the purchase price for, participations in the respective Revolving Loans and L/C Exposures of the Lenders so that the aggregate unpaid principal amount of all Revolving Loans and L/C Exposures shall be held by the Lenders pro rata according to the amounts of the Lenders' Commitment Percentages.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume

 46

that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.14(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the relevant Borrower, but without prejudice to any right or claim that such Borrower may have against such Lender.

                  SECTION 2.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law, or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans or CD Loans to Eurodollar Loans shall forthwith be suspended until such time as the making or maintaining of Eurodollar Loans shall no longer be unlawful, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

                  SECTION 2.16. Requirements of Law. (a) The Borrowers agree to reimburse each Lender and Issuing Bank for any increase in the cost to such Lender or Issuing Bank of, or any reduction in the amount of any sum receivable by such Lender or Issuing Bank in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Loans, CD Loans or Fixed Rate Loans or issuing (or its obligation to issue) Letters of Credit including, without limitation, by reason of any requirements imposed by the Board upon the making or funding of Eurodollar Loans, CD Loans or Fixed Rate Loans or the issuance of Letters of Credit. Such

 47

Lender or Issuing Bank shall promptly notify the Administrative Agent and CCSC in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or Issuing Bank for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or Issuing Bank within five days of CCSC's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

                  (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuing Bank, and such Lender or Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital as a consequence of its Commitment or the Loans made or the Letters of Credit issued by it is reduced to a level below that which such Lender or Issuing Bank could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuing Bank to CCSC, the Borrowers shall immediately pay directly to such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank for such reduction in rate of return. A statement of such Lender or Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                  (c) No Lender or Issuing Bank shall be entitled to compensation under this Section 2.16 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified CCSC that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided that the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this paragraph (c). Notwithstanding any other provision of this Section 2.16, no Lender or Issuing Bank shall demand compensation for any increased

 48

cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements. In the event that any Lender or Issuing Bank determines that any event or circumstance that will lead to a claim under this Section 2.16 has occurred or will occur, such Lender or Issuing Bank will use its best efforts to so notify CCSC; provided, that any failure to provide such notice shall in no way impair the rights of any Lender or Issuing Bank to demand and receive compensation under this Section 2.16, but without prejudice to CCSC.

                  SECTION 2.17. Taxes. All payments by each Borrower of principal of, and interest on, the Loans and L/C Disbursements and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, any Lender, or any Issuing Bank (or any assignee of such Lender or Issuing Bank, or a participation holder or a change in designation of the lending office of a Lender or Issuing Bank (a "Transferee")), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders or Issuing Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender or Issuing Bank will equal the full amount such Lender or Issuing Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender or Issuing Bank with respect to any payment received by the Administrative Agent

 49

or such Lender or Issuing Bank hereunder, the Administrative Agent or such Lender or Issuing Bank may pay such Taxes and the applicable Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had such Taxes not been asserted.

                  If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the respective Lenders and Issuing Banks, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders and Issuing Banks for any incremental Taxes, interest or penalties that may become payable by any Lender or Issuing Bank as a result of any such failure. For purposes of this Section 2.17, a distribution hereunder by the Administrative Agent to or for the account of any Lender or Issuing Bank shall be deemed a payment by a Borrower.

                  Each Lender, Issuing Bank or Transferee that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the date hereof (in the case of each Lender and Issuing Bank that is a party hereto on the date hereof) or on or prior to the date of any assignment or participation hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by CCSC or the Administrative Agent, execute and deliver, if legally able to do so, to CCSC and the Administrative Agent one or more (as CCSC or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 and Form W-8 or Form W-9 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Issuing Bank or Transferee is exempt from or entitled to a reduced rate of, withholding or deduction of Taxes.

                  With respect to Obligations other than those specified in the immediately following paragraph, the Borrowers shall not be required to indemnify or to pay any additional amounts to any Lender, Issuing Bank or Transferee with respect to any Taxes pursuant to this Section 2.17 to the extent that (i) any obligation to withhold, deduct or pay amounts with respect to such tax existed on the date such Lender, Issuing Bank or Transferee became a party to this Agreement (and, in such case, Borrowers may deduct and withhold such tax from payments to such Lender, Issuing Bank or Transferee), or (ii) any

 50

Lender, Issuing Bank or Transferee fails to comply in full with the provisions of the immediately preceding paragraph (and, in such case, Borrowers may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to such Lender, Issuing Bank or Transferee).

                  With respect to Local Currency Loans, Loans made to non-U.S. subsidiaries or Letters of Credit made or issued upon request of a non-U.S. Subsidiary, each relevant Lender, Issuing Bank or Transferee shall determine the extent to which obligations to withhold, deduct or pay amounts with respect to Taxes would exist on the date such Lender, Issuing Bank or Transferee would become a party to each Local Currency Facility Agreement, make Loans or issue Letters of Credit, as the case may be, and shall disclose to CCSC such determination. Based on such determination, the applicable Borrower shall either agree (i) to indemnify or pay any such additional amounts to each such Lender, Issuing Bank or Transferee pursuant to this Section 2.17 or (ii) that such Lender, Issuing Bank or Transferee shall not be obligated to become a party to such Local Currency Facility Agreement, make Loans or issue Letters of Credit, as the case may be; provided, however, that in the event of a change in law or regulation such additional amounts shall be adjusted to reflect such change.

                  Notwithstanding anything to the contrary in this Section 2.17, if the Internal Revenue Service determines that a Lender or Issuing Bank (or Transferee) is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder and the Borrower was not a participant to such arrangement (other than as Borrower under this Agreement) (a "Conduit Financing Arrangement"), then (i) the Borrower shall have no obligation to pay additional amounts or indemnify the Lender, Issuing Bank or Transferee for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such Lender, Issuing Bank or Transferee shall indemnify the Borrowers in full for any and all taxes for which a Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement provided that the Borrower (i) promptly forwards to the indemnitor an official receipt or other documentation satisfactorily evidencing such payment, (ii) shall contest such tax upon the reasonable request of the indemnitor and at such indemnitor's cost and (iii) pay to such indemnitor within 30 days any refund of such taxes (including interest thereon). Each Lender, Issuing Bank or Transferee

 51

represents that it is not participating in a Conduit Financing Arrangement.

                  No Lender or Issuing Bank shall be entitled to payment under this Section 2.17 unless it shall have notified the applicable Borrower that it will demand such payment not more than 120 days after the date on which it shall have become aware that it was entitled to such payment; provided, that the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this Section 2.17. Notwithstanding any other provision of this Section 2.17, no Lender or Issuing Bank shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements. In the event that any Lender or Issuing Bank determines that any event or circumstance that will lead to a claim by it under this Section 2.17 has occurred or will occur, such Lender or Issuing Bank will use its best efforts to so notify CCSC; provided, that any failure to provide such notice shall in no way impair the rights of any Lender or Issuing Bank to demand and receive compensation under this Section 2.17, but without prejudice to any claims of CCSC for failure to observe this undertaking.

                  SECTION 2.18. Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan, CD Loan or Fixed Rate Loan) as a result of any repayment or prepayment of the principal amount of any Local Currency Loan, Eurodollar Loan, CD Loan or Fixed Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.05, 2.08 or 2.16 or otherwise, or any failure to borrow or convert any Local Currency Loan, Eurodollar Loan, CD Loan or Fixed Rate Loan after notice thereof (it being understood that such notice in respect of Local Currency Loans shall be the notice provided for in the Local Currency Facility Agreement governing such Local Currency Loans) shall have been given hereunder, whether by reason of any failure to satisfy a condition to such borrowing or otherwise; then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such

 52

Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

                  SECTION 2.19. Change of Lending Office. Each Lender, Issuing Bank (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.16 or 2.17 with respect to such Lender, Issuing Bank (or Transferee), it will, if requested by CCSC, use reasonable efforts (subject to overall policy considerations of such Lender, Issuing Bank (or Transferee)) to designate another lending office for any Loans or L/C Disbursements affected by such event with the object of avoiding the consequences of such event, provided, that such designation is made on terms that, in the sole judgment of such Lender or Issuing Bank, cause such Lender or Issuing Bank and their respective lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.19 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender, Issuing Bank (or Transferee) pursuant to
Section 2.15, 2.16 and 2.17.

                  SECTION 2.20. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and the L/C Exposure in respect of such L/C Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and L/C Exposure and participations in such Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and L/C Exposure as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made

 53

pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

                  SECTION 2.21. Letters of Credit. (a) General. Any Borrower may request the issuance of a Letter of Credit, denominated in Dollars, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for its account, at any time and from time to time while the Revolving Credit Commitments remain in effect. Each Issuing Bank agrees, subject to the terms and conditions set forth herein and in its Issuing Bank Agreement, to issue Letters of Credit requested by the Borrowers in an aggregate amount at any time outstanding not to exceed the amount of its L/C Commitment. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or its Issuing Bank Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the relevant Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrowers and the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure and the L/C Exposure after giving effect to
(i) the issuance, amendment, renewal

 54

or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrowers) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $250,000,000, and (B) the sum of (x) the Aggregate Revolving Credit Exposure, (y) the L/C Exposure and (z) the aggregate Competitive Loan Exposure shall not exceed the Total Revolving Credit Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

                  (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage as of the due date provided in paragraph (e) below (or any earlier date on which the Commitments shall be terminated pursuant to Article VIII) of each L/C Disbursement made by the Issuing Bank and not reimbursed by the relevant Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in paragraph (e) below. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default (or any termination of the Commitments pursuant to

 55

Article VIII), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse the Administrative Agent for the full amount thereof not later than 10:00 a.m., New York City time, on the second Business Day following the date of such L/C Disbursement. If the applicable Borrower shall fail to pay any amount required to be paid under this paragraph on or prior to the time specified in the preceding sentence, then (i) such unpaid amount shall bear interest, for each day from and including the date specified for payment of such L/C Disbursement in the preceding sentence, to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans pursuant to Section 2.09, (ii) the Administrative Agent shall notify the Issuing Bank and the Lenders thereof, (iii) each Lender shall comply with its obligation under paragraph (d) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(a) with respect to Loans made by such Lender (and Section 2.02(a) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and (iv) the Administrative Agent shall promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent shall promptly pay to the Issuing Bank any amounts received by it from the applicable Borrower pursuant to this paragraph prior to the time that any Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear.

                  (f) Obligations Absolute. Each Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

 56

                  (iii) the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of any Borrower's obligations hereunder.

                  Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein,

 57

including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                  (g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to determine whether such documents appear on their face to conform to the terms and conditions of such Letter of Credit. Such Issuing Bank shall also as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the relevant Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

                  (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the relevant Borrower shall reimburse such L/C Disbursement in full on the date of such L/C Disbursement, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in paragraph (e) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                  (i) Resignation or Removal of the Issuing Bank. An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to such Issuing Bank, the Administrative Agent and the Lenders. Subject to the next

 58

succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section (ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an Issuing Bank Agreement entered into by such successor, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, CCSC and the Borrowers shall, on the Business Day CCSC receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the undrawn portion of the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing

 59

Bank for L/C Disbursements from time to time for which it shall not have been reimbursed in accordance with paragraph (e) above, (ii) be held for the satisfaction of the portion of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If CCSC is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to CCSC or the Borrower depositing the same within three Business Days (i) after all Events of Default have been cured or waived or (ii) to the extent such amount is attributable to any Letter of Credit that expires undrawn or that is drawn in full and the L/C Disbursements in respect of which are reimbursed in accordance with paragraph (e) above.

                  (k) Termination or Reduction of LC Commitment. CCSC may permanently terminate, or from time to time in part permanently reduce, the L/C Commitment, in each case upon at least one Business Day's prior written or facsimile notice to the Administrative Agent and each Issuing Bank; provided that, after giving effect to such termination or reduction, the aggregate L/C Commitment shall not be less than the L/C Exposure at such time.

                  SECTION 2.22. Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.15 or 2.16, or the Borrowers shall be required to make additional payments to any Lender under Section 2.17, CCSC shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, (a) to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 11.04) approved by the Administrative Agent and each Issuing Bank and Swingline Lender (which approval shall not be unreasonably withheld), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) such assignee or the Borrowers shall pay to the affected Lender in immediately

 60

available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder or
(b) to terminate the right or obligation of such Lender to make Loans and reduce the Total Revolving Credit Commitment by the amount of such Lender's Revolving Credit Commitment, so long as the amount of the remaining Revolving Credit Commitments after giving effect to such termination exceeds the sum of (i) the Aggregate Revolving Credit Exposure and (ii) the L/C Exposure.


ARTICLE III.  LOCAL CURRENCY FACILITIES

                  SECTION 3.01. Terms of Local Currency Facilities. (a) Subject to the provisions of this Article III, each Lender hereby agrees that CCSC may in its discretion from time to time designate any credit facility to which any one or more Borrowers and any one or more Lenders is a party as a Local Currency Facility, with the consent of each such Lender in its sole discretion in accordance with the terms of this Agreement, by delivering a Local Currency Facility Agreement to the Administrative Agent and the Lenders (through the Administrative Agent) executed by CCSC, each such Borrower and each such Lender, provided, that on the effective date of such designation (i) an Exchange Rate with respect to each Local Currency covered by such Local Currency Facility shall be determinable by reference to the Reuters currency pages (or comparable publicly available screen) and (ii) no Default or Event of Default shall have occurred and be continuing. The documentation governing each Local Currency Facility shall contain an express acknowledgment that such Local Currency Facility shall be subject to the provisions of this Article III. Each of CCSC and, by agreeing to any Local Currency Facility designation as contemplated hereby, each relevant Local Currency Lender (if any) which is an affiliate, branch or agency of a Lender, acknowledges and agrees that each reference in this Agreement to any Lender shall, to the extent applicable, be deemed to be a reference to such Local Currency Lender. In the event of any inconsistency between the terms of this Agreement and the terms of any Local Currency Facility, the terms of this Agreement shall prevail.

                  (b) The documentation governing each Local Currency Facility shall set forth (i) the maximum amount (expressed in Dollars and without duplication) available to be borrowed from all Local Currency Lenders under such Local Currency Facility (as the same may be reduced from time to time pursuant to Section 3.02(c) or (d), a "Local Currency

 61

Facility Maximum Borrowing Amount") and (ii) with respect to each Local Currency Lender party to such Local Currency Facility, the maximum amount (expressed in Dollars and without duplication) available to be borrowed from such Local Currency Lender thereunder (as the same may be reduced from time to time pursuant to Section 3.02(c) or (d), a "Local Currency Lender Maximum Borrowing Amount"). In no event shall the aggregate of all Local Currency Lender Maximum Borrowing Amounts in respect of any Local Currency Lender at any time exceed such Lender's Revolving Credit Commitment. Except as provided in Section 3.01(c), the making of Local Currency Loans by a Local Currency Lender under a Local Currency Facility shall under no circumstances reduce the amount available to be borrowed from such Lender under any other Local Currency Facility to which such Lender is a party.

                  (c) Except as otherwise required by applicable law, in no event shall the Local Currency Lenders party to a Local Currency Facility have the right to accelerate the Local Currency Loans outstanding thereunder, or to terminate their Commitments (if any) to make such Loans prior to the stated termination date in respect thereof, except that such Local Currency Lenders shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Article VIII, respectively. No Local Currency Loan may be made under a Local Currency Facility if (i) an Event of Default shall have occurred and be continuing or would result therefrom or (ii) after giving effect thereto, (x) the sum of the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding and the aggregate L/C Exposure would exceed the aggregate Revolving Credit Commitments then in effect or (y) the sum of the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) (other than Competitive Loans) of any Lender then outstanding and the L/C Exposure of such Lender would exceed such Lender's Revolving Credit Commitment.

                  (d) The relevant Local Currency Lenders, or, if so specified in the relevant Local Currency Facility Agreement, an agent acting on their behalf, shall furnish to the Administrative Agent, immediately upon its request, a statement setting forth the outstanding Local Currency Loans made under such Local Currency Facility and the amount and terms of any pending prepayment notices or borrowing requests received by such Lenders or agent through the date of the Administrative Agent's request.

                  (e) The relevant Borrower shall furnish to the Administrative Agent copies of any amendment, supplement or

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 62

other modification (including any change in commitment amounts or in the Lenders participating in any Local Currency Facility) to the terms of any Local Currency Facility Agreement promptly after the effectiveness thereof (together with, if applicable, an English translation thereof).

                  (f) CCSC may terminate its designation of a facility as a Local Currency Facility, with the consent of each Local Currency Lender party thereto in its sole discretion, by written notice to the Administrative Agent, which notice shall be executed by CCSC, the relevant Borrower and each Lender party to such Local Currency Facility (or any agent acting on their behalf). Once notice of such termination is received by the Administrative Agent, such Local Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement (including the guarantee of CCSC contained in Article X). Notwithstanding anything to the contrary in this Agreement, any loans made under a Local Currency Facility at any time when an exchange rate with respect to the relevant Local Currency cannot be calculated by the Administrative Agent in accordance with the definition of "Exchange Rate" contained in Article I shall be deemed not to constitute "Local Currency Loans" for the purposes of this Agreement unless and until an exchange rate with respect to such loans may be so calculated.

                  (g) Nothing in this Article III shall be deemed to limit the ability of CCSC or any of the Subsidiaries to enter into credit facilities which do not constitute Local Currency Facilities.

                  SECTION 3.02. Currency Fluctuations, etc. (a) Not later than 2:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Local Currency covered by a Local Currency Facility and each Local Currency in which any outstanding Competitive Loan is denominated and (ii) give notice thereof to the Lenders, CCSC and the relevant Subsidiary Borrowers. Except as otherwise provided in Section 3.03, the Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                  (b) Not later than 2:00 p.m., New York City time, on each Reset Date and each Borrowing Date, the Administrative Agent shall (i) determine the US$ Equivalent of the Local Currency Loans then outstanding under each

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 63

Local Currency Facility (after giving effect to any Local Currency Loans to be made or repaid on such date) and of each Competitive Loan denominated in a Local Currency and (ii) notify the Lenders, CCSC and the relevant Borrowers of the results of such determination.

                  (c) If, on any Reset Date or any Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date, (ii) any increase in or reduction of the L/C Exposure to be made on such date and (iii) any amendment, supplement or other modification to any Local Currency Facility effective on such date of which the Administrative Agent has received notice), the Aggregate Outstanding US$ Revolving Extensions of Credit of any Lender exceeds the US$ Revolving Credit Overage of such Lender (the amount of such excess, the "US$ Revolving Credit Excess"), then such Lender's Local Currency Lender Maximum Borrowing Amount under each Local Currency Facility to which such Lender is a party shall be reduced on such date by an amount equal to the product of such US$ Revolving Credit Excess times a fraction the numerator of which shall equal the Local Currency Lender Maximum Borrowing Amount under such Local Currency Facility and the denominator of which shall equal the aggregate of the Local Currency Lender Maximum Borrowing Amounts under all Local Currency Facilities to which such Lender is a party. After giving effect to any such reduction in Local Currency Lender Maximum Borrowing Amounts, the Local Currency Facility Maximum Borrowing Amount with respect to each Local Currency Facility shall in turn be reduced to an amount equal to the aggregate of the Local Currency Lender Maximum Borrowing Amounts of all Lenders party to such Local Currency Facility. Reductions in Local Currency Facility Maximum Borrowing Amounts and Local Currency Lender Maximum Borrowing Amounts pursuant to this paragraph (c) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Credit Event, and shall not be deemed to reduce the stated amount of any Commitment of any Local Currency Lender in respect of any Local Currency Facility.

                  (d) If, on any Reset Date or Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date, (ii) any increase in or reduction of the L/C Exposure to be made on such date and (iii) any amendment, supplement or other modification to any Local Currency Facility effective on such date of which the Administrative Agent has received notice), the sum of (x) the Aggregate Outstanding US$ Revolving Extensions of Credit of all the Lenders and (y) the Competitive Loan Exposure exceeds the US$ Facility Overage (the amount of

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 64

such excess, the "US$ Facility Excess"), then the Local Currency Facility Maximum Borrowing Amount under each Local Currency Facility shall be reduced on such date by an amount equal to the product of such US$ Facility Excess times a fraction the numerator of which shall equal the Local Currency Facility Maximum Borrowing Amount under such Local Currency Facility and the denominator of which shall equal the aggregate of the Local Currency Facility Maximum Borrowing Amounts with respect to all Local Currency Facilities. Each such reduction in the Local Currency Facility Maximum Borrowing Amount under a Local Currency Facility shall in turn reduce the respective Local Currency Lender Maximum Borrowing Amounts of each Local Currency Lender party to such Local Currency Facility, pro rata on the basis of the respective Local Currency Lender Maximum Borrowing Amounts of such Lenders. Reductions in Local Currency Facility Maximum Borrowing Amounts and Local Currency Lender Maximum Borrowing Amounts pursuant to this paragraph (d) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any Commitment of any Local Currency Lender in respect of any Local Currency Facility.

                  (e) If, on any Reset Date, the US$ Equivalent of the Local Currency Loans outstanding under a Local Currency Facility exceeds an amount equal to 105% of the Local Currency Facility Maximum Borrowing Amount with respect thereto (after giving effect to any reductions therein effected pursuant to Section 3.02(c) or (d) on such date), then the relevant Borrower shall, within three Business Days after notice thereof from the Administrative Agent,
(i) increase the Local Currency Facility Maximum Borrowing Amount with respect to such Local Currency Facility in accordance with Section 3.01(e) and/or (ii) prepay Local Currency Loans in accordance with the terms of the relevant Local Currency Facilities in an aggregate amount such that, after giving effect thereto, (x) the US$ Equivalent of all such Local Currency Loans shall be equal to or less than such Local Currency Facility Maximum Borrowing Amount and (y) the US$ Equivalent of the Local Currency Loans of each relevant Local Currency Lender shall be equal to or less than such Local Currency Lender's Local Currency Lender Maximum Borrowing Amount with respect to such Local Currency Facility.

                  (f) If, on any Reset Date, the Revolving Credit Exposure of any Lender exceeds an amount equal to 105% of such Lender's Revolving Credit Commitment, then, within three Business Days after notice thereof from the

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 65

Administrative Agent, CCSC shall prepay and/or cause the Subsidiary Borrowers to prepay the Loans in accordance with this Agreement or the relevant Local Currency Facilities, as the case may be, in an aggregate amount such that, after giving effect thereto, the Revolving Credit Exposure of such Lender shall be equal to or less than such Lender's Revolving Credit Commitment.

                  (g) The Administrative Agent shall promptly notify the relevant Lenders of the amount of any reductions in Local Currency Facility Maximum Borrowing Amounts or Local Currency Lender Maximum Borrowing Amounts, and the amount of any prepayments, required pursuant to paragraph (c), (d), (e) or (f) of this Section 3.02.

                  SECTION 3.03. Refunding of Local Currency Loans. (a) Notwithstanding noncompliance with the conditions precedent set forth in Article V, if there are outstanding any Local Currency Loans on (i) any date on which an Event of Default pursuant to Section 8.01(i) shall have occurred with respect to CCSC, or (ii) any date (the "Acceleration Date") on which the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Article VIII, then, at 10:00 a.m., New York City time, on the second Business Day immediately succeeding (x) the date on which such Event of Default occurs (in the case of clause (i) above), or (y) such Acceleration Date (in the case of clause (ii) above), the Administrative Agent shall be deemed to have received a notice from CCSC (or any one or more Subsidiary Borrowers designated by the Administrative Agent after consultation with CCSC provided, that any Subsidiary Borrower so designated shall in each case be the relevant Subsidiary Borrower party to the relevant Local Currency Facility unless otherwise agreed by the requisite Local Currency Lenders party to such Local Currency Facility) pursuant to Section 2.02 requesting that ABR Loans be made pursuant to Section 2.01 on such second Business Day in an aggregate amount equal to the US$ Equivalent of the aggregate amount of all Local Currency Loans outstanding under Local Currency Facility Agreements (calculated on the basis of Exchange Rates determined by the Administrative Agent on the Business Day immediately preceding such second Business Day), and the procedures and limitations set forth in Sections 2.01 and 2.02 shall be followed in making such ABR Loans, provided, that (x) for the purpose of determining each Lender's pro rata portion of such borrowing, the outstanding principal amount of Local Currency Loans outstanding under Local Currency Facility Agreements shall be deemed to be zero and (y) each Lender's pro rata portion of such borrowing shall be reduced to the extent (if any) necessary to prevent the

 66

Revolving Credit Exposure of such Lender after giving effect to such borrowing from exceeding its Revolving Credit Commitment. The proceeds of such ABR Loans shall be applied to repay such Local Currency Loans; it being understood, however, that CCSC (or such designated Borrower or Borrowers) shall have the right to make payment through the original Borrower or Borrowers of such Local Currency Loans and become a creditor of such original Borrower or Borrowers to the extent of such proceeds.

                  (b) If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this Section 3.03 to repay Local Currency Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, (i) the principal amount of each relevant Local Currency Loan shall be converted into Dollars (calculated on the basis of Exchange Rates determined by the Administrative Agent as of the immediately preceding Business Day) ("Converted Local Currency Loans") and (ii) each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (a) of this Section 3.03. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Lender in such amounts as will adjust the amount of the participating interest retained by each Lender in the Converted Local Currency Loans to the amounts that would have been in effect after the making of the ABR Loans which were to have been made pursuant to paragraph (a) of this Section 3.03. All Converted Local Currency Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans. Each Lender shall share on a pro rata basis (calculated by reference to its participating interest in such Converted Local Currency Loans) in any interest which accrues thereon and in all repayments thereof.

                  (c) If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this Section 3.03 to repay Local Currency Loans as required by such paragraph and the principal amount of any Local Currency Loans may not be converted into Dollars in the manner contemplated by paragraph (b) of this
Section 3.03, (i) the Administrative Agent shall determine the US$ Equivalent of such Local Currency Loans (calculated on the basis of Exchange Rates determined by the Administrative Agent as of the Business Day immediately preceding the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a)) and

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 67

(ii) effective on the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a), each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (a) of this
Section 3.03. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Lender or deposited in accounts with the Administrative Agent in respect of Letters of Credit as contemplated by paragraph (a) above in such amounts as will reduce the US$ Equivalent as of such date of the amount of the participating interest retained by such Lender in such Local Currency Loans in an amount equal to the amounts that would have been in effect after the making of the ABR Loans which were to have been made pursuant to paragraph (a) of this
Section 3.03. Each Lender shall share on a pro rata basis (calculated by reference to its participation interest in such Local Currency Loans) in any interest which accrues thereon (which shall be payable in Dollars) and in all repayments of principal thereof and in the benefits of any collateral furnished in respect thereof and the proceeds of such collateral.


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders, the Issuing Banks and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, CCSC represents and warrants as follows:

                  SECTION 4.01. Organization, etc. CCSC and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

 68

                  SECTION 4.02. Due Authorization, Non- Contravention, etc. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document executed or to be executed by it are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Organic Documents of CCSC;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting CCSC; or

                  (c) result in, or require the creation or imposition of, any material Lien on any of CCSC properties.

                  SECTION 4.03. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by CCSC or the Subsidiary Borrowers of this Agreement or any other Loan Document. Neither CCSC nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.04. Validity, etc. This Agreement constitutes, and each other Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligation of such Borrower enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

                  SECTION 4.05. Financial Information. The consolidated balance sheets of CCSC and its Subsidiaries as at December 31, 1993, and September 30, 1994, and the related consolidated statements of earnings and cash flow of CCSC and its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of CCSC and its Subsidiaries as at the dates thereof and the results of their operations for the periods

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 69

then ended (subject, in the case of the financial statements as of and for the period ended September 30, 1994, to normal year-end adjustments and to the absence of notes).

                  SECTION 4.06. No Material Adverse Change. Since the date of the later of the financial statements described in Section 4.05 there has been no material adverse change in the financial condition or results of operations of CCSC and its Subsidiaries taken as a whole.

                  SECTION 4.07. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of any Borrower, threatened litigation, action, proceeding, or labor controversy affecting CCSC or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which will result in a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby.

                  SECTION 4.08. Subsidiaries. As of the date hereof, CCSC has no Significant Subsidiaries, except those Significant Subsidiaries which are identified on Schedule 4.08.

                  SECTION 4.09. Ownership of Properties. CCSC and each of its Subsidiaries has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.03 or Liens, charges or claims that will not have a Material Adverse Effect.

                  SECTION 4.10. Taxes. CCSC and each of its Subsidiaries has filed all federal and all other material income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due, except (i) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (ii) any such taxes or charges that would not, individually or in the aggregate, result in a Material Adverse Effect.

                  SECTION 4.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no Pension Plan has been terminated, or has been subject to the commencement

 70

of any termination, that could reasonably be expected to result in a material liability to CCSC or any ERISA Affiliate, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by CCSC or any ERISA Affiliate of any liability, fine or penalty which will have a Material Adverse Effect. Except for the post-retirement benefits described in
Schedule 4.11, CCSC has no contingent liability with respect to post-retirement benefits provided by CCSC and its Subsidiaries under a Welfare Plan, other than
(i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities which will not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.12. Environmental Warranties. (a) All facilities and property owned or leased by CCSC or any of its Subsidiaries have been, and continue to be, owned or leased by CCSC and its Subsidiaries in compliance with all Environmental Laws, except for such noncompliance which, singly or in the aggregate, will not have a Material Adverse Effect;

                  (b) there have been no past unresolved, and there are no pending or threatened (in writing)

                  (i) claims, complaints, notices or requests for information received by CCSC or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, written notices or inquiries to CCSC or any of its Subsidiaries regarding potential liability under any Environmental Law,

which violation or potential liability singly or in the aggregate will have a Material Adverse Effect;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries that, singly or in the aggregate, have or will have a Material Adverse Effect;

                  (d) CCSC and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except for such permits, approvals, licenses and other

 71

authorizations which, if not so obtained or as to which CCSC and its Subsidiaries are not in compliance (in each case singly or in the aggregate), will not have a Material Adverse Effect;

                  (e) no property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA, in each case, other than properties as to which any such listing will not result in a Material Adverse Effect;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries that, singly or in the aggregate, have, or will have, a Material Adverse Effect;

                  (g) to any Borrower's knowledge, neither CCSC nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which will lead to claims against CCSC or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which will have a Material Adverse Effect; and

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property owned or leased by CCSC or any Subsidiary that, singly or in the aggregate, have, or will have, a Material Adverse Effect.

                  SECTION 4.13. Regulations G, U and X. The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation G, U or X.

                  SECTION 4.14. Accuracy of Information. To the best of CCSC's knowledge, neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of CCSC in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein

 72

not misleading, in light of the circumstances under which they were made.


ARTICLE V.  CONDITIONS OF LENDING

                  SECTION 5.01. Conditions to Each Loan. The agreement of each Lender to make any Loan (excluding continuations and conversions of Loans) requested to be made by it and of each Issuing Bank to issue any Letter of Credit (each such event being called a "Credit Event"), on any date is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.02 or 2.04, as applicable (or such notice shall have been deemed given in accordance with the last paragraph of Section 2.04(a)), or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.21(b).

                  (b) The representations and warranties set forth in Article IV hereof (other than the representations and warranties set forth in Section 4.06) shall be true and correct with the same effect as if then made (unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

                  (d) If the relevant Borrower is a Subsidiary Borrower, CCSC shall have delivered to the Administrative Agent a Subsidiary Borrower Notice and Designation for such Subsidiary Borrower. CCSC may from time to time deliver a subsequent Subsidiary Borrower Notice and Designation with respect to such Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of terminating such Subsidiary Borrower's designation as such, as long as on the effective date of such termination, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full. In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date

 73

         and no further Loans may be borrowed by such Subsidiary Borrower hereunder or under any Local Currency Facility.

                  (e) If the relevant Borrower is a Subsidiary Borrower, the Administrative Agent shall have received, as promptly as reasonably practicable after the effective date of the relevant Subsidiary Borrower Notice and Designation and prior to the date of such Loan, a certificate of such Subsidiary Borrower, substantially in the form of
         Exhibit I, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent executed by the President, any Vice President, the Treasurer or any other senior officer and the Secretary or any Assistant Secretary (or, in either case, comparable officers) of such Subsidiary Borrower.

Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 5.01.

                  SECTION 5.02. First Credit Event. On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, favorable written opinions of Dechert Price & Rhoads, counsel for the Borrowers, and Richard J. Krzyzanowski, Esq., Executive Vice President, Secretary and General Counsel of CCSC, substantially to the effect set forth in Exhibits J-1 and J-2, respectively, (A) dated the Closing Date, and (B) addressed to the Issuing Banks, the Administrative Agent and the Lenders.

                  (b) All documents executed or submitted in connection with this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to each Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of CCSC, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of CCSC as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of

 74

         CCSC dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of CCSC as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of CCSC authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of CCSC have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of CCSC; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of CCSC, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01.

                  (e) The Administrative Agent shall have received all invoiced Fees and other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

                  (f) The Existing Agreement shall have been terminated or shall have expired by its terms, and the principal of and interest accrued on all loans, and all other obligations, outstanding thereunder shall have been paid in full.


ARTICLE VI.  AFFIRMATIVE COVENANTS

                  SECTION 6.01. Financial Information, Reports, Notices, etc. CCSC will furnish, or will cause to be

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 75

furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of CCSC, a consolidated balance sheet of CCSC and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of CCSC and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of CCSC, it being understood and agreed that the delivery of CCSC's Form 10-Q (as filed with the Securities and Exchange Commission) shall satisfy the requirements set forth in this clause);

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of CCSC, a copy of the annual audit report for such Fiscal Year for CCSC and its Subsidiaries, including therein a consolidated balance sheet of CCSC and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of CCSC and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by Price Waterhouse or other independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders (it being understood and agreed that the delivery of CCSC's Form 10-K (as filed with the Securities and Exchange Commission) shall satisfy such delivery requirement in this clause) together with a certificate from a Financial Officer of CCSC containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.04 and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

                  (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by a Financial Officer of CCSC, showing (in reasonable detail and with

 76

         appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.04 and representing as to the absence of any Default;

                  (d) as soon as possible and in any event within three Business Days after becoming aware of the occurrence of each Default, a statement of a Financial Officer of CCSC setting forth details of such Default and the action which CCSC has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 4.07 which will result in a Material Adverse Effect or (ii) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 4.07, notice thereof and copies of all documentation relating thereto, which will result in a Material Adverse Effect;

                  (f) promptly after the sending or filing thereof, copies of all reports which CCSC sends to any of its security holders, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials which CCSC or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (g) immediately upon becoming aware of the taking of any specific actions by CCSC or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without CCSC or any ERISA Affiliate having to provide more than $1,000,000 in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that CCSC furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by CCSC of any liability, fine or penalty which will have a Material Adverse Effect, or any increase in the contingent liability of CCSC with

 77

         respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability will result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto; and

                  (h) such other information respecting the condition or operations, financial or otherwise, of CCSC or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                  SECTION 6.02. Compliance with Laws, etc. CCSC will, and will cause each of its Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such non-compliance would not have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                  SECTION 6.03. Maintenance of Properties. CCSC will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless CCSC determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

                  SECTION 6.04. Insurance. CCSC will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties material to the business of CCSC and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of CCSC setting forth the nature and extent of all insurance maintained by CCSC and its Subsidiaries in

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 78

accordance with this Section; provided that CCSC and its Subsidiaries may self-insure to the extent customary for similarly situated corporations engaged in the same or similar business.

                  SECTION 6.05. Books and Records. CCSC will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the relevant Borrower, photocopy extracts from) any of its books or other corporate records.

                  SECTION 6.06. Environmental Covenant. CCSC will, and will cause each of its Subsidiaries to

                  (a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, will not have a Material Adverse Effect, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, except where the failure to keep such permits, approvals, certificates, licenses or other authorizations, or any noncompliance with the provisions thereof, will not have a Material Adverse Effect, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that will not have a Material Adverse Effect;

                  (b) promptly notify the Administrative Agent and provide copies of all written inquiries from any local, state or Federal governmental agency, claims, complaints or notices relating to the condition of its facilities and properties or compliance with Environmental Laws which will have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating to material non-compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Administrative Agent may reasonably request

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 79

         from time to time to evidence compliance with this Section 6.06.

                  SECTION 6.07. Significant Subsidiaries. In the event that more than 10% of the consolidated assets of CCSC and its Subsidiaries shall at any time following the delivery by CCSC, and during the effectiveness, of a Significant Subsidiary Election Notice be held by Subsidiaries of CCSC other than Significant Subsidiaries, CCSC shall deliver to the Administrative Agent written notice designating one or more Subsidiaries as Significant Subsidiaries such that, after giving effect to such designation, no more than 10% of the consolidated assets of CCSC and its Subsidiaries shall be held by Subsidiaries other than Significant Subsidiaries. CCSC may, following delivery of a Significant Subsidiary Election Notice, deliver to the Administrative Agent written notice terminating the effectiveness of such Significant Subsidiary Election Notice (a "Significant Subsidiary Termination Notice"), provided that CCSC shall not deliver any Significant Subsidiary Election Notice at any time after a Significant Subsidiary Termination Notice has been so delivered.


ARTICLE VII.  NEGATIVE COVENANTS

                  SECTION 7.01. Transactions with Affiliates. CCSC will not, and will not permit any of its Significant Subsidiaries to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its other Affiliates (other than other Subsidiaries and joint ventures) unless such arrangement or contract is fair and equitable to CCSC or such Significant Subsidiary based upon the good faith judgment of CCSC's Board of Directors.

                  SECTION 7.02. Indebtedness. CCSC will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Loans and other
         Obligations;

                  (b) Indebtedness existing as of the Effective Date which is identified in Schedule 7.02 and all refinancing and replacements thereof (provided, that after giving effect to any such refinancing or replacements, CCSC shall be in compliance with the

 80

         Leverage Ratio set forth in clause (a) of Section 7.04);

                  (c) unsecured Indebtedness incurred by the Subsidiaries payable to Persons other than CCSC or a Subsidiary in an aggregate amount not to exceed the greater of $1,150,000,000 and 35% of Total Capitalization at any time; provided, however, that Indebtedness incurred by a special purpose, wholly-owned Subsidiary of CCSC that purchases accounts receivable from CCSC shall be excluded as Indebtedness under this clause (c) to the extent that such Indebtedness is nonrecourse to CCSC and each Subsidiary and is not required to be reflected on the consolidated balance sheet of CCSC;

                  (d) Indebtedness of CCSC to its Subsidiaries or joint ventures and Indebtedness of any Subsidiary or joint venture of CCSC to CCSC or any other Subsidiary or joint venture of CCSC;

                  (e) Indebtedness incurred in the ordinary course of business (excluding Indebtedness incurred through the borrowing of money);

                  (f) Indebtedness of a Person existing on the date CCSC or any of its Subsidiaries acquires such Person which CCSC intends to (i) thereafter assume as its own obligation, or (ii) refinance in a transaction in which CCSC becomes the direct obligor of such Indebtedness; provided that CCSC does in fact assume, or become the direct obligor of, such Indebtedness, and such Person (and any Subsidiary which shall have become liable in respect of such Indebtedness) is released from any and all liability, direct or contingent, in connection with such Indebtedness, within 180 days following such acquisition and after giving effect thereto, CCSC is in compliance with clause (h) of this Section 7.02; and

                  (g) Indebtedness of a Person existing on the date CCSC or any of its Subsidiaries acquires such Person if (i) more than 50% in value of the consideration paid, directly or indirectly, by CCSC and its Subsidiaries in connection with such acquisition shall have consisted of equity securities of CCSC or (ii) CCSC shall have caused such Person to guarantee the Obligations on terms reasonably satisfactory to the Administrative Agent (and in connection with such guarantee shall have delivered such evidence of authority, legal opinions, evidence of solvency and other documents and

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 81

         information as the Administrative Agent shall have reasonably requested); and

                  (h) other Indebtedness of CCSC; provided that after giving effect to the incurrence of any such Indebtedness, and the Indebtedness otherwise permitted by this Section, CCSC shall be in compliance with the Leverage Ratio set forth in clause (a) of Section 7.04;

provided, however, that, notwithstanding anything to the contrary set forth above in this Section, the unsecured Indebtedness otherwise permitted by this Section may be secured by the assets of CCSC and its Subsidiaries to the extent that the Indebtedness so secured does not exceed, in the aggregate an amount equal to the greater of $655,000,000 and 20% of Total Capitalization as of the end of the most recently completed Fiscal Quarter.

                  SECTION 7.03. Liens. CCSC will not, and will not permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens granted prior to the Closing Date to secure payment of Indebtedness of the type permitted and described in clause (b) of
         Section 7.02;

                  (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the

 82

         ordinary course of business or to secure obligations on surety or appeal bonds;

                  (e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (f) Liens arising in favor of sellers or lessors with respect to Indebtedness and obligations incurred to purchase or lease fixed or capital assets; provided, however, that such Liens secure only the Indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto;

                  (g) other Liens incidental to the conduct of CCSC's or any of its Subsidiaries' businesses (including without limitation, Liens on goods securing trade letters of credit issued in respect of the importation of goods in the ordinary course of business, or the ownership of any of CCSC's or any Subsidiary's property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of CCSC's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of CCSC's or any of its Subsidiaries' businesses);

                  (h) Liens in favor of CCSC on assets of its Subsidiaries, and Liens in favor of Subsidiaries of the Borrower on assets of CCSC;

                  (i) Liens consisting of capitalized leases;

                  (j) Liens existing on any real or personal property of any corporation or other Person at the time it becomes a Subsidiary, or existing at the time of acquisition upon any real or personal property acquired by CCSC or any of its Subsidiaries through purchase, merger, consolidation or otherwise, whether or not assumed by CCSC or such Subsidiary, or placed upon real or personal property being acquired by CCSC or any Subsidiary to secure all or a portion of the purchase price thereof or any Indebtedness incurred to finance all or any portion of such purchase price; provided that (x) such property is not and shall not thereby become encumbered in any amount in excess of the lesser of the cost thereof and the fair value thereof (as

 83

         determined in good faith by the Board of Directors, President or chief financial Authorized Officer of CCSC), and (y) any such Lien shall not encumber any other property of CCSC or such Subsidiary; and

                  (k) Liens that secure the payment of Indebtedness in an aggregate amount not to exceed the greater of $655,000,000 and 20% of Total Capitalization, determined as of the end of the most recently completed Fiscal Quarter; provided that Liens permitted by this clause
         (k) shall be inclusive of (and not in addition to) other Liens that secure the payment of Indebtedness specifically permitted in this Section and the last sentence of Section 7.02.

                  SECTION 7.04.  Financial Condition.  CCSC will not permit:

                  (a) its Leverage Ratio to be greater than 0.60:1;
         or

                  (b) its Interest Coverage Ratio to be less than 2.0:1.

                  SECTION 7.05. Consolidation, Merger, etc. CCSC will not liquidate or dissolve or consolidate with, or merge into or with, any other corporation, except that CCSC may consolidate or merge with any other Person; provided that (i) CCSC is the surviving corporation of such merger, and (ii) both before and after giving effect to such consolidation or merger, no Event of Default shall have occurred and be continuing.

                  SECTION 7.06. Restrictive Agreements. CCSC will not, and will not permit any of its Significant Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (b) of Section 7.02 as in effect on the Effective Date) prohibiting

                  (a) the ability of CCSC to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability of Subsidiaries the aggregate Net Income of which equals or exceeds 50% of the consolidated Net Income of CCSC and its Subsidiaries, taken as a whole, to make any payments to CCSC by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

 84

ARTICLE VIII.  EVENTS OF DEFAULT

                  SECTION 8.01. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.01 shall constitute
(i) an "Event of Default", if any Loans or Letters of Credit or Obligations in respect of Loans or Letters of Credit are outstanding, and (ii) an "Event of Termination", if no Loans or Letters of Credit or Obligations in respect of Loans or Letters of Credit are outstanding.

                  (a) Any Borrower shall default in the payment when due of any principal of any Loan or any L/C Disbursement or any Borrower shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest on any Loan or L/C Disbursement, or any Borrower shall default after notice (including, without limitation, notice delivered by way of submission of an invoice) (and such default shall continue unremedied for a period of five days) in the payment when due of any fee described in Section 2.11 or of any other Obligation.

                  (b) Any representation or warranty of CCSC or any Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of CCSC or any Borrower to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect when made in any material respect.

                  (c) CCSC shall default in the due performance and observance of any of its obligations under clause (a) of Section 6.02 (with respect to the maintenance and preservation of CCSC's corporate existence) or Article VII and, with respect to any default by CCSC in the performance of its obligations under
Article VII, any such default (if capable of being remedied within such period) shall not be remedied within five Business Days after any officer of CCSC obtains actual knowledge thereof.

                  (d) CCSC or any Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to CCSC or such Borrower by the Administrative Agent or any Lender.

 85

                  (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in paragraph (a) above) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $75,000,000 or (ii) in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Indebtedness; provided, that this clause (ii) shall not apply to any default under any such Indebtedness of a Subsidiary existing at the time it is acquired by CCSC or another Subsidiary (or by virtue of such acquisition) to the extent that (A) such Indebtedness is repaid or prepaid in full promptly following such acquisition (provided that, in any event and notwithstanding clause (i) above, such Indebtedness may remain outstanding for up to 180 days following such acquisition so long as the holders thereof shall not have exercised remedies, other than acceleration, with respect thereto) or
(B) such Indebtedness is in an aggregate principal amount not in excess of $75,000,000.

                  (f) Any judgment or order for the payment of money in excess of $75,000,000 shall be rendered against CCSC or any of its Subsidiaries and either

                  (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed, or

                  (ii) there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and (i) such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of CCSC, or (ii) CCSC does not have sufficient cash reserves to pay in full such judgment.

                  (g) Any of the following events shall occur with respect to any Pension Plan:

                  (i) the taking of any specific actions by CCSC, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, CCSC or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to

 86

         such Pension Plan, in excess of $75,000,000; provided, that, if CCSC or a Subsidiary of CCSC acquires another Person, then such amount shall be net of the amount of any reduction in the purchase price of such Person that is specifically allocable to the assumption by CCSC or such Subsidiary of liability under such Person's Pension Plan as a result of the acquisition, or

                (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA which is not cured within 20 days from the date that such contribution was due.

                  (h)  Any Change in Control shall occur.

                  (i)  CCSC or any of its Significant Subsidiaries shall

                  (i) become insolvent or generally fail to pay debts as they become due;

                (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for CCSC or any of its Significant Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

              (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for CCSC or any of its Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that CCSC and each Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of CCSC or any of its Significant Subsidiaries, and, if any such case or proceeding is not commenced by CCSC or such Significant

 87

         Subsidiary, such case or proceeding shall be consented to or acquiesced in by CCSC or such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that CCSC and each Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (v) take any corporate action authorizing, or in furtherance of, any of the foregoing.

                  (j) The obligations of CCSC under Article X shall cease to be in full force and effect or CCSC shall repudiate its obligations thereunder, if at the time of or at any time following such cessation or repudiation, any Subsidiary Borrower Obligation is outstanding.

                  SECTION 8.02. Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 8.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

                  SECTION 8.03. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 8.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to CCSC and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

                  SECTION 8.04. Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, the Required Lenders may, by notice from the Administrative Agent to the Borrower (except if an Event of Default described in clauses (i) through (v) of Section 8.01(i) shall have occurred, in which case the Commitment (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the

 88

Lenders and the Issuing Banks shall have no further obligation to make any Loans (other than pursuant to Section 2.21) or issue any Letter of Credit hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.


ARTICLE IX.  THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received;
(b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

                  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to the Lenders as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully

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 89

protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations

 90

hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with CCSC or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its Commitment Percentage of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and
(ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such Commitment Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any

 91

other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE X.  GUARANTEE

                  SECTION 10.01. Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, CCSC hereby unconditionally and irrevocable guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and CCSC further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing any of their rights under the guarantee contained in this Article X. The guarantee contained in this Article X, subject to Section 10.04, shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

                  CCSC agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article X, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Article X for such purpose. No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of CCSC under this Article X which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 10.04, the Subsidiary

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Borrower Obligations are paid in full and the Commitments are terminated.

                  SECTION 10.02. Amendments, etc. with respect to the Subsidiary Borrower Obligations. CCSC shall remain obligated under this Article X notwithstanding that, without any reservation of rights against CCSC, and without notice to or further assent by CCSC, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Article X or any property subject thereto.

                  SECTION 10.03. Guarantee Absolute and Unconditional. CCSC waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article X or acceptance of the guarantee contained in this Article X; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article X, and all dealings between CCSC or the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article X. The Administrative Agent will, to the extent permitted by applicable law, request payment of any Subsidiary Borrower Obligation from the applicable

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Subsidiary Borrower before making any claim against CCSC under this Article X, but will have no further obligation to proceed against a Subsidiary Borrower or to defer for any period a claim against CCSC hereunder. Except as expressly provided in the preceding sentence, CCSC waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon CCSC or any Subsidiary Borrower with respect to the Subsidiary Borrower Obligations. The guarantee contained in this Article X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any Local Currency Facility, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by the relevant Subsidiary Borrower of any Subsidiary Borrower Obligations or the adoption of any applicable laws purporting to render any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by CCSC or the applicable Subsidiary Borrower against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of CCSC or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any Subsidiary Borrower Obligations, or of CCSC under the guarantee contained in this Article X, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Article X against CCSC, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve CCSC of any liability under this
Article X, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against CCSC.


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                  SECTION 10.04. Reinstatement. The guarantee contained in this
Article X shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  SECTION 10.05. Payments. CCSC hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to Article X will be paid without setoff or counterclaim in Dollars (in the case of Subsidiary Borrower Obligations arising under this Agreement) or, at the option of the relevant Local Currency Lender(s), in Dollars or in the relevant Local Currency (in the case of Subsidiary Borrower Obligations arising under any Local Currency Facility), at (a) the office of the Administrative Agent specified in Section
11.01 (in the case of Subsidiary Borrower Obligations arising under this Agreement) or (b) at the office specified for payments under the relevant Local Currency Facility or such other office as shall have been specified by the relevant Local Currency Lender(s) in each case to the extent permitted by applicable law (in the case of Subsidiary Borrower Obligations arising under any Local Currency Facility).

                  SECTION 10.06. Independent Obligations. The obligations of CCSC under the guarantee contained in this Article X are independent of the obligations of each Subsidiary Borrower, and a separate action or actions may be brought and prosecuted against CCSC whether or not the relevant Subsidiary Borrower be joined in any such action or actions. CCSC waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the relevant Subsidiary Borrower or other circumstance which operates to toll any statute of limitations as to such Subsidiary Borrower shall operate to toll the statute of limitations as to CCSC.


ARTICLE XI.  MISCELLANEOUS

                  SECTION 11.01. Notices. Notices and other communications provided for herein shall be in writing and

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shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to CCSC, to it at 9300 Ashton Road, Philadelphia, Pennsylvania 19136, attention of Mr. Craig R. L. Calle; (Telecopy No. 215-676-6011);

                  (b) if to any Borrower other than CCSC, to it at the address set forth in the applicable Local Currency Facility Agreement, with a copy to CCSC at the address set forth above;

                  (c) if to the Administrative Agent, to Chemical Bank Agency Services Group, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Ms. Sandra Miklave (Telecopy No. (212) 622-0002), with a copy to Chemical Bank, at 270 Park Avenue, New York 10017, Attention of Mr. Theodore Swimmer (Telecopy No. 212-270-2112); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 11.01.

                  SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit

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 96

is outstanding and so long as the Commitments have not been terminated.

                  SECTION 11.03. Binding Effect. This Agreement shall become effective when it shall have been executed by CCSC and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 11.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, CCSC and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lenders) must give their prior written consent to such assignment (which consent shall not, unless the amount of such Lender's Commitment after giving effect to such assignment shall be zero, be unreasonably withheld, it being agreed that CCSC will not be deemed to act unreasonably if it shall withhold consent on the basis of concerns relating to a proposed assignee's creditworthiness or reputation), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and the amount of such Lender's Commitment after giving effect to such assignment shall not be less than $24,000,000 (unless such amount shall be zero), (iii) except in the case of the assignment to a branch of such Lender, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon

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acceptance and recording pursuant to paragraph (e) of this Section 11.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, provided that the Borrowers shall not be required to reimburse such assignee pursuant to Section 2.16, 2.17 or
2.18 in an amount which exceeds the amount that would have been payable thereunder to such assigning Lender, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 11.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Loans and Competitive Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of CCSC or any Subsidiary or the performance or observance by CCSC or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 6.01 and such other documents and information as it

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 98

has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of CCSC, the Swingline Lenders, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

 99

                  (f) Each Lender may without the consent of CCSC, the Swingline Lenders, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.16, 2.17 and 2.18 and the provisions of Section 6.01 to the same extent as if they were Lenders (provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the interest transferred had no such transfer occurred) and (iv) the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by any Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

                  (h) Any Lender may at any time assign as collateral all or any portion of its rights under this

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Agreement to a Federal Reserve Bank to secure extensions of credit by such
Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                  (i) The Borrowers shall not assign or delegate any of their rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void; provided that any Subsidiary Borrower may assign and delegate any of its rights or obligations hereunder to one or more other Subsidiary Borrowers which shall assume the same upon notice and the delivery of a reasonably satisfactory assignment and assumption agreement to the Administrative Agent but without any prior consent.

                  SECTION 11.05. Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof requested by the Borrowers (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement, the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender, provided, however, that the Borrowers shall not be obligated to pay for expenses incurred by the Administrative Agent or a Lender in connection with the assignment of Loans to an assignee Lender or the sale of Loans to a participant pursuant to Section 11.04.

                  (b) The Borrowers agree to indemnify the Administrative Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to

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hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to CCSC or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses arise (a) in connection with any action by any stockholder or creditor of the Indemnitee (in its capacity as such), (b) in connection with any action by any Borrower, by reason of the Indemnitee's negligence or (c) in connection with any action not brought by any Borrower or any stockholder or creditor of the Indemnitee (in its capacity as such), by reason of the Indemnitee's gross negligence or wilful misconduct.

                  (c) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank. All amounts due under this Section 11.05 shall be payable on written demand therefor.

                  SECTION 11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under

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this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify CCSC after making any such setoff.

                  SECTION 11.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal

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payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Facility Fee or L/C Participation Fee of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.14, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender, or (iv) release the guarantee contained in Article X or modify the provisions of Article X in a manner deemed by the Administrative Agent to be material, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or any Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Issuing Bank or such Swingline Lender.

                  SECTION 11.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 11.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and

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the other Loan Documents. Nothing in this Agreement or in the other Loan
Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

                  SECTION 11.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 11.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
11.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 11.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

 105

                  SECTION 11.15. Jurisdiction; Consent to Service of Process.
(a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

                  (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (d) Each Subsidiary Borrower hereby designates and directs CCSC at its offices at 9300 Ashton Road, Philadelphia, Pennsylvania, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in paragraph (a) of this Section
11.15 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of CCSC to give any notice of such service to any such party shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

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                  (e) Each Subsidiary Borrower, to the extent that such
Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement (it being understood that the waivers contained in this paragraph (d) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).

                  SECTION 11.16. Judgments Relating to Subsidiary Borrowers. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss provided that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Borrower. The obligations of the Borrowers contained in this Section 11.16

 107

shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


CROWN CORK & SEAL COMPANY,
INC.,

      by
         /s/ Craig R. L. Calle
         Name: Craig R. L. Calle
         Title: Vice President and
                 Treasurer
Attest:

  [Corporate Seal]

  by
    /s/ Wilhelmina C. Curtis
    Name: Wilhelmina C. Curtis
    Title: Attorney, Member of
                    Legal Department

108


CHEMICAL BANK, individually
and as Administrative Agent,

      by
         /s/ Robert P. Kellas
         Name: Robert P. Kellas
         Title: Vice President

 109


CHEMICAL BANK DELAWARE, as
Issuing Bank,

      by
         /s/ Michael P. Handago
         Name: Michael P. Handago
         Title: Vice President

 110


ABN AMRO BANK N.V.,

      by
         /s/ John F. Lacey
         Name: John F. Lacey
         Title: Senior Vice President

      by
         /s/ James B. Sieger
         Name: James B. Sieger
         Title: Vice President

 111


BANK BRUSSELS LAMBERT, New York
Branch,

      by
         /s/ Edgar Lorch
         Name: Edgar Lorch
         Title: Senior Vice President

      by
         /s/ Dominick H.J. Vangaever
         Name: Dominick H.J. Vangaever
         Title: Vice President

 112


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION,

      by
         /s/ George Poon
         Name: George Poon
         Title: Vice President

 113





[RESERVED]

 114


THE BANK OF NEW YORK,

      by
         /s/ Peter H. Abdill
         Name: Peter H. Abdill
         Title: Assistant Vice
                President

 115


CIBC INC.,

      by
         /s/ Christopher P. Kleczkowski
         Name: Christopher P. Kleczkowski
         Title: Vice President

 116


COMMERZBANK
AKTIENGESELLSCHAFT,

      by
         /s/ Juergen Boysen
         Name: Juergen Boysen
         Title: Senior Vice President

      by
         /s/ Werner Niemeyer
         Name: Werner Niemeyer
         Title: Vice President

 117


CORESTATES BANK, N.A.,

      by
         /s/ Joseph M. Finley
         Name: Joseph M. Finley
         Title: Vice President

 118


CREDIT SUISSE,

      by
         /s/ Eileen O'Connell Fox
         Name: Eileen O'Connell Fox
         Title: Member of Senior Management

      by
         /s/ Adrian Germann
         Name: Adrian Germann
         Title: Associate

 119


DEUTSCHE BANK AG, New York Bank
and/or Cayman Islands Branch,

      by
         /s/ Ross A. Howard
         Name: Ross A. Howard
         Title: Assistant Vice President

      by
         /s/ David J. Cybulski
         Name: David J. Cybulski
         Title: Assistant Vice President

 120


THE FIRST NATIONAL BANK OF CHICAGO,

      by
         /s/ Juan J. Duarte
         Name: Juan J. Duarte
         Title: Corporate Banking
                 Officer

 121


MELLON BANK, N.A.,

      by
         /s/ John R. Fell, III
         Name: John R. Fell, III
         Title: Vice President

 122


THE MORGAN GUARANTY TRUST COMPANY OF
NEW YORK,

      by
         /s/ Laura E. Reim
         Name: Laura E. Reim
         Title: Vice President

 123


THE INDUSTRIAL BANK OF JAPAN, LTD.,

       by
          /s/ Robert W. Ramage, Jr.
          Name: Robert W. Ramage, Jr.
          Title: Senior Vice President

 124


     ISTITUTO BANCARIO SAN PAOLO DI
     TORINO SpA,

     by
          /s/ Gerard M. McKenna
          Name: Gerard M. McKenna
          Title: Vice President

 125


     SOCIETE GENERALE,

     by
          /s/ Bruce Drossman
          Name: Bruce Drossman
          Title: Vice President

 126

     TRUST COMPANY BANK,

     by
          /s/ Ruth E. Whitner
          Name: Ruth E. Whitner
          Title: Banking Officer

     by
          /s/ Raymond B. King
          Name: Raymond B. King
          Title: Vice President

                                                                       EXHIBIT A






                          ADMINISTRATIVE QUESTIONNAIRE


                        CROWN CORK & SEAL COMPANY, INC.


Please accurately complete the following information and return via FAX to the attention of Sandra Miclave at Chemical Bank Agency Services Corporation as soon as possible.

FAX Number:  212-270-0002

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:
_________________________________________________________________

GENERAL INFORMATION - ALTERNATE BASE RATE LENDING OFFICE:
Institution Name:  ______________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:  ______________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________

CREDIT CONTACTS/NOTIFICATION METHODS:
Primary Contact:  _______________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________
Phone Number:  __________________________________________________
FAX Number:  ____________________________________________________

Backup Credit Contact:  _________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________
Phone Number:  __________________________________________________
FAX Number:  ____________________________________________________

TAX WITHHOLDING:
   UNITED STATES
   Non-Resident Alien or Foreign Corporation or Other Foreign
Entity
                           __________ YES     __________ NO
   If yes, please enclose Form 4224, 1001 or W-8. If no, please enclose Form W-9.
   Tax ID Number  _________________________________

   UNITED KINGDOM
   Non-Resident Alien or Foreign Corporation or other Foreign
Entity
                           __________ YES     __________ NO
   Please enclose relevant tax forms.
   Tax ID Number  _________________________________

CONTACTS/NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES,
ETC.

Contact:  _______________________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________
Phone Number:  __________________________________________________
FAX Number:  ____________________________________________________
Telex & Answer Back:  ___________________________________________

PAYMENT INSTRUCTIONS:
Name of Bank where funds are to be transferred:
   ______________________________________________________________

Routing Transit/ABA number of Bank where funds are to be transferred:
   ______________________________________________________________
Name of Account, if applicable:
   ______________________________________________________________
Account Number:  ________________________________________________
Additional Information:  ________________________________________
   ______________________________________________________________

MAILINGS:
Please specify who should receive financial information:

Name:  __________________________________________________________
Street Address:  ________________________________________________
City, State, Zip Code:  _________________________________________


It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call Sandra Miclave on (212) 622-0005.

                                                                       EXHIBIT B



                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Revolving Credit and Competitive Advance Facility Agreement dated as of February 10, 1995 (as amended and in effect at the date hereof, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders named therein, and Chemical Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitments of the Assignor on the Assignment Date and the Loans owing to the Assignor which are outstanding on the Assignment Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section
2.17 of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

                  3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Assignment Date (may not be fewer than
5 Business Days after the Date of
Assignment):

                                                  Percentage Assigned
                                                  of Credit Facility
                                                  (set forth, to at
                                                  least 8 decimals, as
                                                  a percentage of the
                                                  Credit Facility and
                                                  the aggregate
                                                  Commitments of all
                     Principal Amount             Lenders
Credit Facility          Assigned                 thereunder)

Revolving Credit
Commitment:              $                                 %

Outstanding Loans
(including
 description):           $

                  4. This Assignment and Acceptance shall become effective when counterparts hereof have been executed on behalf of each of the parties required pursuant to Section 11.04(b) of the Credit Agreement.



The terms set forth above and
on the reverse side hereof are
hereby agreed to:


Accepted: */


_________________, as Assignor               CROWN CORK & SEAL COMPANY, INC.



By: __________________________               By: __________________________
    Name:                                        Name:
    Title:                                       Title:


_________________, as Assignee


By: __________________________               Accepted: */
   Name:
   Title:

By: __________________________               CHEMICAL BANK, as
   Name:                                     Administrative Agent
   Title:

                                            By:_______________________
                                                Name:
                                                Title:


----------------------

 */ To be completed only if consents are required under Section 11.04(b) of the Credit Agreement. If such consents are required, consents also must be obtained from the Issuing Banks and Swingline Lenders.

                                                                       EXHIBIT C


                        FORM OF COMPETITIVE BID REQUEST

Chemical Bank,
as Administrative Agent for
the Lenders referred to below
270 Park Avenue
New York, N.Y.  10017

Attention:

                                                                          [Date]


Dear Sirs:

                  The undersigned, [SPECIFY BORROWER] (the "Borrower"), refers to the $1,000,000,000 Revolving Credit and Competitive Advance Facility Agreement dated as of February 10, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders named herein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.07(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)                         ______________________

(B)  Principal Amount of
     Competitive Borrowing1                            ______________________

(C)  Interest rate basis2                              ______________________

(D)  Interest Period and the last
     day thereof3                                      ______________________


                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have


--------
     1/ Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Revolving Credit Commitment then available.

     2/ Eurodollar Loan or Fixed Rate Loan.

     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

represented and warranted that the conditions to lending specified in Section 5.01(b) and (c) of the Credit Agreement have been satisfied.

                               Very truly yours,

                                [BORROWER NAME],

                              by
                                 --------------------------
                                 Title: [Responsible
                                         officer]

                                                                       EXHIBIT D




                           FORM OF COMPETITIVE LOAN CONFIRMATION


                                                                          [Date]


Chemical Bank,
as Administrative Agent for
the Lenders referred to below
270 Park Avenue
New York, N.Y. 10017
Attention:  [               ]

Dear Sirs:

                  The undersigned, [specify borrower] (the "Borrower"), refers to the $1,000,000,000 Revolving Credit and Competitive Advance Facility Agreement dated as of February 10, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company, Inc. ("CCSC"), certain subsidiaries of CCSC, the Lenders named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  In accordance with Section 2.07(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ____________________ and in accordance with Section 2.07(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:


Principal Amount              Fixed Rate/Margin              Lender

         $                     [%]/[+/-.   %]
         $


We hereby reject the following bids:

Principal Amount              Fixed Rate/Margin             Lender

         $                     [%]/[+/-.   %]
         $

                  The $                should be deposited in Chemical Bank
account number [                   ] on [date].


                                            Very truly yours,


                                            [Specify Borrower]


                                            by
                                               ---------------------------
                                               Name:
                                               Title:

                                                                       Exhibit E




                        [FORM OF ISSUING BANK AGREEMENT]


                                    ISSUING BANK AGREEMENT dated as of [ ]
                           between CROWN CORK & SEAL COMPANY, INC., a
                           Pennsylvania corporation ("CCSC") and the financial institution identified on Schedule I hereto as the Issuing Bank (the "Issuing Bank").


                  Reference is made to the Revolving Credit and Competitive Advance Facility Agreement dated as of February 10, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among CCSC, certain subsidiaries of CCSC, the Lenders named therein and Chemical Bank, as Administrative Agent. CCSC and the Issuing Bank desire to enter into this Agreement in order to provide for Letters of Credit to be issued by the Issuing Bank as contemplated by the Credit Agreement. Accordingly, the parties hereto agree as follows:

                  SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement shall apply to this Agreement as though set forth herein.

                  SECTION 2. Letter of Credit Commitment. The Issuing Bank hereby agrees to be an "Issuing Bank" under, and, subject to the terms and conditions hereof and of the Credit Agreement, to issue Letters of Credit under, the Credit Agreement; provided, however, that Letters of Credit issued by the Issuing Bank hereunder shall be subject to the limitations, if any, set forth on
Schedule I hereto, in addition to the limitations set forth in the Credit Agreement.

                  SECTION 3. Issuance Procedure. In order to request the issuance of a Letter of Credit hereunder, the Borrower (or CCSC on behalf of the Borrower) shall hand deliver or telecopy a notice (specifying the information required by Section 2.21(b) of the Credit Agreement) to the Issuing Bank, at its address or telecopy number specified on Schedule I hereto (or such other address or telecopy number as the Issuing Bank may specify by notice to CCSC), not later than the time of day (local time at such address) specified on Schedule I hereto prior to the proposed date of issuance of such Letter of Credit. A copy of such notice shall be sent, concurrently, by the Borrower (or CCSC on behalf of the Borrower) to the Administrative Agent in the manner specified for borrowing requests under the Credit Agreement. Upon receipt of such notice, the Issuing Bank shall consult the Administrative Agent by telephone in order to determine (i) whether the conditions specified in the last sentence of Section 2.21(b) of the Credit Agreement will be satisfied in connection with the issuance of such Letter of Credit and (ii) whether the requested expiration date for such Letter of Credit complies with Section 2.21(c) of the Credit Agreement.

                  SECTION 4. Issuing Bank Fees, Interest and Payments. The Issuing Bank Fees payable to the Issuing Bank in respect of Letters of Credit issued hereunder are specified on Schedule I hereto (and such fees shall be in addition to the Issuing Bank's customary documentary and processing charges in connection with the issuance, amendment or transfer of any Letter of Credit issued hereunder). Each payment of Issuing Bank Fees payable hereunder shall be made not later than 12:00 (noon), local time at the place of payment, on the date when due, in immediately available funds, to the account of the Issuing Bank specified on Schedule I hereto (or to such other account of the Issuing Bank as it may specify by notice to CCSC).

                  SECTION 5. Credit Agreement Terms. Notwithstanding any provision hereof which may be construed to the contrary, it is expressly understood and agreed that (a) this Agreement is supplemental to the Credit Agreement and is intended to constitute an Issuing Bank Agreement, as defined therein (and, as such, constitutes an integral part of the Credit Agreement as though the terms of this Agreement were set forth in the Credit Agreement), (b) each Letter of Credit issued hereunder and each and every L/C Disbursement made under any such Letter of Credit shall constitute a "Letter of Credit" and an "L/C Disbursement", respectively, for all purposes of the Credit Agreement, (c) the Issuing Bank's commitment to issue Letters of Credit hereunder, and each and every Letter of Credit requested or issued hereunder, shall in each case be subject to the terms and conditions and entitled to the benefits of the Credit Agreement and (d) the terms and conditions of the Credit Agreement are hereby incorporated herein as though set forth herein in full and shall supersede any contrary provisions hereof.

                  SECTION 6. Assignment. The Issuing Bank may not assign its commitment to issue Letters of Credit hereunder without the consent of CCSC and prior notice to the Administrative Agent. In the event of an assignment by the Issuing Bank of all its other interests, rights and obligations under the Credit Agreement, then the Issuing Bank's commitment to issue Letters of Credit hereunder shall terminate unless the Issuing Bank, CCSC and the Administrative Agent otherwise agree.

                  SECTION 7. Effectiveness. This Agreement shall not be effective until counterparts hereof executed on behalf of each of CCSC and the Issuing Bank have been delivered to and accepted by the Administrative Agent.


                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                             CROWN CORK & SEAL COMPANY,

                                                by
                                                   -------------------------
                                                   Name:
                                                   Title:


                                             [ISSUING BANK],

                                                by
                                                   -------------------------
                                                   Name:
                                                   Title:


Accepted:

CHEMICAL BANK, as Administrative Agent,

  by
    -----------------------
    Name:
    Title:

                                                               Schedule 1 to the
                                                          Issuing Bank Agreement


Issuing Bank:

Letters of Credit:

Issuing Bank's Address
and Telecopy Number for
Notices:



Time of Day by which
Notices must be received: A notice requesting the issuance of a Letter of Credit must be received by the Issuing Bank by 11:00 a.m. not less than three business days prior to the proposed date of issuance.

Issuing Bank Fees: [ ]% per annum on the average daily undrawn amount of each Letter of Credit issued hereunder, payable on the dates that L/C Participation Fees are payable pursuant to Section 2.11 of the Credit Agreement.

Issuing Bank's Account
for Payment of Issuing
Bank Fees:

                                                                       EXHIBIT F







                        FORM OF LOCAL CURRENCY AGREEMENT



                                            [SPECIFY COUNTRY] CREDIT AGREEMENT
                                    dated as of [DATE] (this "Agreement"), among [SPECIFY CCSC ENTITY], a corporation organized under the laws of [SPECIFY COUNTRY OF ORGANIZATION] (the "Borrower"), and the financial institutions party hereto (the "Lenders").


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "Aggregate Maximum Borrowing Amount" shall have the meaning specified in Section 2.02(a).

                  "Base Rate" shall mean [identify LIBOR or another base rate customarily used in connection with loans in the applicable currency].

                  "CCSC" shall mean Crown Cork & Seal Company, Inc., a Pennsylvania corporation.

                  "CCSC Credit Agreement" shall mean the Revolving Credit and Competitive Advance Facility Agreement dated as of February 10, 1995, among CCSC, each Subsidiary Borrower (as defined therein), the several banks and other financial institutions from time to time party thereto and Chemical Bank, a New York banking corporation, as administrative agent, as the same may be amended, waived or modified and in effect from time to time.

                  "Lender Maximum Borrowing Amount" shall have the meaning specified in Section 2.02(b).

                  "Loan" shall mean any loan made pursuant to this Agreement.

                  "Local Currency Equivalent" shall mean, on any date of determination, with respect to any amount expressed in U.S. Dollars, the equivalent in [SPECIFY CURRENCY] of such amount, determined pursuant to Section 2.05.

                  "Sub-Facility" shall mean each of the following credit facilities provided pursuant to this Agreement: [SPECIFY CREDIT FACILITIES]. The Sub-Facilities in which each Lender has agreed to participate are identified opposite such Lender's name in Schedule I to this Agreement.

                  "U.S. Dollars" or "US$" shall mean dollars in lawful currency of the United States of America.

                  "US$ Equivalent" shall mean, on any date of determination, with respect to the amount of any Loan, the equivalent in U.S. Dollars of such amount, determined pursuant to Section 2.05.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require.


                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.01. Local Currency Facility. This Agreement (as the same may be amended, waived or modified and in effect from time to time) is a "Local Currency Facility Agreement" as defined in, and under, the CCSC Credit Agreement and is subject in all respects to the terms and provisions of the CCSC Credit Agreement (including, without limitation, Section 2.17 thereof). In the event of any inconsistency between the terms and provisions of this Agreement (on the one hand) and those of the CCSC Credit Agreement (on the other hand), the terms and provisions of the CCSC Credit Agreement shall prevail; without limiting the foregoing, this Agreement and the borrowings made hereunder are subject in all respects to the provisions of

Article III of the CCSC Credit Agreement. Without limiting the foregoing, CCSC by countersigning this Agreement hereby acknowledges that the provisions of
Article X of the CCSC Credit Agreement shall be applicable to this Agreement and that all amounts outstanding hereunder shall be "Subsidiary Borrower Obligations", as defined in the CCSC Credit Agreement, for all purposes under such Article X.

                  SECTION 2.02. Maximum Borrowing Amounts. (a) Each Lender and the Borrower hereby agree that the maximum aggregate principal amount available to be borrowed at any time pursuant to all Sub-Facilities subject to this Agreement (the "Aggregate Maximum Borrowing Amount") by the Borrower is the Local Currency Equivalent at such time of US$ . The Aggregate Maximum Borrowing Amount may be increased or decreased from time to time as a result of the operation of Article III of the CCSC Credit Agreement. The Borrower shall give prompt notice to each of the Lenders of any such increase or decrease of the Aggregate Maximum Borrowing Amount.

                  (b) Each Lender and the Borrower hereby agree that the maximum amount available to be borrowed at any time from each Lender party hereto (each amount, a "Lender Maximum Borrowing Amount") pursuant to Sub-Facilities in which such Lender participates is the Local Currency Equivalent of the amount set forth in Dollars opposite such Lender's name in Schedule I to this Agreement. Each Lender Maximum Borrowing Amount may be increased or decreased from time to time as a result of the operation of Article III of the CCSC Credit Agreement. The Borrower shall give prompt notice to each of the relevant Lenders of any such increase or decrease.

                  SECTION 2.03. Loans. (a) Each Loan shall be made in [SPECIFY CURRENCY] pursuant to the commitments, in accordance with the procedures and, with respect to the payment, repayment and prepayment of principal, interest and other amounts and certain other provisions, subject to the terms set forth on
Schedule II hereto. No Loans shall be made on any date on which an Exchange Rate with respect to [SPECIFY CURRENCY] cannot be determined.

                  (b) The following committed pricing will apply to the Loans, as determined based upon the ratings of CCSC's senior, unsecured, non-externally credit-enhanced long-term indebtedness for borrowed money by Standard & Poor's Ratings

Group ("S&P") and Moody's Investors Service, Inc.
("Moody's"):

                       Category 1           Category 2          Category 3

S&P                    A or better          A- to BBB           BBB- or
                                                                below

Moody's                A2 or better         A3 to Baa2          Baa3 or
                                                                below

Base Rate              12.00                20.00               26.25
Plus (Basis
Points Per
Annum)


The provisions set forth in the definition of the term "Applicable Percentage" in the CCSC Credit Agreement for determining the Applicable Percentage at any time based on the then effective ratings of S&P and Moody's shall apply to the determination of the applicable Category hereunder.

                  SECTION 2.04. Prepayment. The Borrower shall prepay each Loan outstanding on any date on which such payment is required pursuant to the provisions of the CCSC Credit Agreement, including without limitation Article III thereof, and shall have the right to prepay any Loan, in whole or in part, at any time and from time to time, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the relevant Lender or Lenders before [SPECIFY TIME], local time at the applicable Lender's office, on the date of such prepayment. Prepayments under this Section
2.04 shall be subject to Section 2.18 of the CCSC Credit Agreement as incorporated by Section 5.06 hereof but otherwise without premium or penalty. Nothing in this Section 2.04 shall be interpreted as impairing any Borrower's right to prepay any Loans pursuant to Section 2.05 of the CCSC Credit Agreement.

                  SECTION 2.05. Exchange Rate. For purposes of determining the Local Currency Equivalent of the Aggregate Maximum Borrowing Amount or any Lender Maximum Borrowing Amount or the US$ Equivalent of any borrowing under this Agreement, the "Exchange Rate", as such term is defined in the CCSC Credit Agreement, will be used to convert amounts between [SPECIFY CURRENCY] and U.S. Dollars, in the manner contemplated by the CCSC Credit Agreement.

                  SECTION 2.06. Pro Rata Treatment. Each Loan hereunder shall be made by the Lenders pro rata according to the amounts of the Lender's Commitments under this Agreement. Each reduction of the Commitments of the Lenders under this Agreement shall be made pro rata according to the amounts of such Commitments. Each payment (including each prepayment other than any prepayment made pursuant to Section 3.02(f) of the CCSC Credit Agreement) by the Borrower on account of principal of and interest on Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders.


                                 ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01. Representations and Warranties. The Borrower hereby makes and confirms each representation and warranty applicable to it or any of its subsidiaries contained in Article IV of the CCSC Credit Agreement and in addition represents and warrants to each of the Lenders that:

                  (a) No Default or Event of Default has occurred and is continuing under the CCSC Credit Agreement (as such terms are defined therein), and no such Default or Event of Default shall arise as a result of the entry by the Borrower into this Agreement, the making of the Loans hereunder or any other transaction contemplated hereby.

                  (b) CCSC has delivered a copy of this Agreement to the Administrative Agent under the CCSC Credit Agreement and has designated the credit facility provided hereunder as a "Local Currency Facility" under and in accordance with Section 3.01 of the CCSC Credit Agreement.

                  (c) At the time of each borrowing hereunder, the Exchange Rate referred to in Section 2.05 will be determinable by reference to the Reuters currency pages (or another publicly available service, as provided in the CCSC Credit Agreement).

                                      ARTICLE IV

                                       COVENANTS

                  SECTION 4.01. Covenants. The Borrower hereby covenants and agrees that so long as this Agreement shall remain in effect and until all obligations of the Lenders hereunder shall have been terminated and the principal of and interest on each Loan and all other expenses or amounts payable hereunder shall have been paid in full, it will, and will cause each of its subsidiaries to, comply with each covenant contained in Article VI and Article VII of the CCSC Credit Agreement, to the extent each such covenant is applicable to it.


                                    ARTICLE V

                              MISCELLANEOUS PROVISIONS

                  SECTION 5.01. Effectiveness. This Agreement shall become effective as of the date hereof when the Borrower shall have received copies hereof that, when taken together, bear the signatures of each of the Borrower and the Lenders.

                  SECTION 5.02. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at [              ],
         Attention of [          ] (Telecopy No. [          ])
         with a copy to Crown Cork & Seal Company, 9300 Ashton
         Road, Philadelphia, Pennsylvania, U.S.A., 19136,
         Attention of Mr. Craig R.L. Calle (Telecopy No. 215-
         676-6011); and

                  (b) if to a Lender, to it at its address (or telecopy number) set forth in Schedule I.

                  SECTION 5.03.  Applicable Law.  THIS AGREEMENT
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF [SPECIFY JURISDICTION].

                  SECTION 5.04. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. If one or more of such counterparts has been translated into a language other than English, then in the event of any inconsistency, the English language counterpart shall prevail.

                  SECTION 5.05. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 5.06. CCSC Credit Agreement Provisions. The provisions of Sections 2.05, 2.13, 2.15 through 2.18 and Sections 11.02, 11.03, 11.04 and
11.05, 11.06 and 11.08 of the CCSC Credit Agreement are hereby incorporated in their entirety and shall apply as among the Borrower and the Lenders mutatis mutandis.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                           [SPECIFY CCSC ENTITY],

                                            by
                                            ________________________________
                                            Name:
                                            Title:


                                            [SPECIFY LENDERS],

                                             by
                                             _______________________________
                                             Name:
                                             Title:

Acknowledged and Agreed:

CROWN CORK & SEAL COMPANY, INC.,

  by
  ______________________________
  Name:
  Title:

                                                                      SCHEDULE I

                                                          Lender
                                                          Maximum
                Address                                   Borrowing
                (Including            Sub-                Amount
Lender          Telecopy Number)      Facilities          US$

                                                                     SCHEDULE II



                           LOANS AND COMMITMENTS


1.  Commitments to Lend/Reduction and Expiration:




2.  Notice Requirements and Borrowing Procedures:




3.  Maturity:




4.  Repayment:




5.  Prepayment:




6.  Payment of Interest/Interest Periods:




7.  Fees:




8.  Other Provisions:

                                                                       Exhibit G


                                  [Form of]

                     Significant Subsidiary Election Notice


Chemical Bank, as Administrative
  Agent for the Lenders referred
  to below
270 Park Avenue
New York, NY 10017


Dear Sirs:

                  Reference is made to the Revolving Credit and Competitive Advance Facility Agreement dated as of February 10, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Crown Cork & Seal Company ("CCSC"), certain subsidiaries of CCSC, the Lenders named therein and Chemical Bank, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  CCSC hereby gives notice of its decision to undertake the obligations set forth in Section 6.07 of the Credit Agreement. CCSC acknowledges that in the event it rescinds this notice pursuant to such Section 6.07, it may not deliver another such notice at any time.


                                        Very truly yours,

                                        CROWN CORK & SEAL COMPANY,

                                        by
                                          ___________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT H



                                    FORM OF
                     SUBSIDIARY BORROWER NOTICE AND DESIGNATION


To:               Chemical Bank, as Administrative Agent

From:             Crown Cork & Seal Company, Inc.


                  1. This Subsidiary Borrower Notice and Designation is being delivered to you pursuant to Section 5.01(d) of the Revolving Credit and Competitive Advance Facility Agreement, dated as of February 10, 1995, among Crown Cork & Seal Company, Inc. each Subsidiary Borrower party thereto, the Lenders named therein and Chemical Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  2. The effective date of this Subsidiary Borrower Notice and Designation will be [ ].

                  3. Please be advised that the following Subsidiary is hereby designated as a Subsidiary Borrower and is authorized to use the credit facilities provided for under Section 2.01, 2.04 and 2.06 of the Credit Agreement.

                  [3. Please be advised that the designation of the following Subsidiary as a Subsidiary Borrower is terminated effective on the date referred to in paragraph 2 above.]

                               Name and Address
                                 of Subsidiary
                                   Borrower


                                        CROWN CORK & SEAL COMPANY,INC.

                                        by
                                           ___________________________
                                           Name:
                                           Title:

                                        [SUBSIDIARY BORROWER],

                                        by
                                           ___________________________
                                           Name:
                                           Title:


     Accepted and Acknowledged:

     CHEMICAL BANK, as Administrative
          Agent


           by
             ___________________________
             Name:
             Title:

                                                                       EXHIBIT I



               FORM OF SUBSIDIARY BORROWER CLOSING CERTIFICATE 1/


                  Pursuant to Section 5.01(e) of the Revolving Credit and Competitive Advance Facility Agreement dated as of February 10, 1995 (the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement) among Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), certain subsidiaries of CCSC, the Lenders named therein, and Chemical
Bank, as Administrative Agent, the undersigned [      ] of [      ] (the
"Borrower") hereby certifies on behalf of the Borrower as follows:

                  1. The representations and warranties contained in Article IV of the Credit Agreement, to the extent applicable to the Borrower, are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for (a) representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (b) representations and warranties contained in Section
4.6 of the Credit Agreement;

                  2. No Default or Event of Default will result from the making of any loans to be made to the Borrower on the date hereof;

                  3.                 is and at all times since             19  ,
has been the duly elected and qualified [Assistant] Secretary of the Borrower and the signature set forth on the signature line for such officer below is such officer's true genuine signature;

and the undersigned [Assistant] Secretary of the Borrower hereby certifies as follows:

                  4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor to my knowledge has any other event

_____________________
     1/ If necessary, appropriate modifications should be made to references to officer titles and to paragraphs 4-7 below with respect to Subsidiary Borrowers.

occurred threatening the corporate existence of the Borrower;


                  5. Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized
committee thereof) of the Borrower on                   , 19     ; such
resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof; such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

                  6. Attached hereto as Exhibit B is a complete and correct copy
of the by-laws of the Borrower as in effect at all times since                 ,
19     to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the articles of association or other organizational
documents of the Borrower as in effect at all times since               , 19
to and including the date hereof; and

                  7. The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all
times since                    , 19      to and including the date hereof, and
the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to executive and deliver on behalf of the Borrower the Credit Agreement and any certificate or other document to be delivered by the Borrower pursuant to the Credit Agreement:

Name                    Office                          Signature

________________        [          ]                    __________________
_
________________        [Assistant] Secretary           __________________


                  IN WITNESS WHEREOF, the undersigned have hereto set our names.

_____________________________                 _________________________________


Title: [          ]                           Title:  [Assistant] Secretary

Date:              , 19

                                                                     EXHIBIT J-1

                  [FORM OF OPINION OF DECHERT PRICE & RHOADS]


To each of the Lenders party
to the Revolving Credit and
Competitive Advance Facility
Agreement referred to below and
Chemical Bank, as Administrative Agent


                                                              February ___, 1995

Ladies and Gentlemen:

                  We have acted as counsel to Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), in connection with the execution and delivery of the Revolving Credit and Competitive Advance Facility Agreement, dated as of February ___, 1995 (the "Credit Agreement"), among CCSC, each Subsidiary Borrower (as defined therein) and you. This opinion letter is delivered to you pursuant to Section 5.02(a) of the Credit Agreement. Capitalized terms used herein that are not defined herein have the respective specified meanings in the Credit Agreement.

                  In rendering the opinions set forth below, we have examined executed originals of the Credit Agreement and the other Loan Documents; the Articles of Incorporation of CCSC and all amendments thereto (the "Charter"); the Bylaws of CCSC and all amendments thereto (the "Bylaws"); and a certificate of the Secretary of the Commonwealth of Pennsylvania, dated February 9, 1995, attesting to the continued corporate existence and good standing of CCSC in the Commonwealth. In addition, we have examined originals or photostatic or certified copies of certain of the corporate records and documents of CCSC and its Subsidiaries, copies of public documents, certificates of officers of CCSC and public officials, and such other documents as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

February   , 1995
Page 2


                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all corporate records, documents, instruments and certificates submitted to us as originals and the conformity to authentic original corporate records, documents, instruments and

February   , 1995
Page 3



certificates of all corporate records, documents, instruments and certificates submitted to us as certified, conformed or photostatic copies. As to questions of fact material to our opinions, we have relied upon representations and warranties of the parties in the Loan Documents and the other agreements and documents contemplated therein, and on certificates of officers of CCSC and certain other entities (including, without limitation, those given pursuant to the Credit Agreement) and of public officials.

                  We have further assumed that you have the power and authority and have taken the corporate action necessary to execute and deliver the Credit Agreement and that no approvals, waivers, filings, notices or consents, governmental or non-governmental, are required for the valid execution, delivery and performance by you of the Credit Agreement, and that the Credit Agreement executed by you constitutes the legal, valid and binding obligation of you.

                  Based upon the foregoing and subject to the qualifications set forth above and hereinafter, we are of the opinion that:

                  1. CCSC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                  2. The execution, delivery and performance by CCSC of the Credit Agreement are within CCSC's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Charter or the By-laws, (ii) to the best of our knowledge, violate any Federal, New York or Pennsylvania law, rule or regulation applicable to CCSC (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, insofar as the proceeds of the Loans are used solely for the purposes set forth in, and in accordance with the provisions of, the Credit Agreement) or (iii) to the best of our knowledge, result in any breach or violation of, or constitute a default under, any material agreement or instrument known to us.

                  3. The Credit Agreement has been duly executed and delivered by or on behalf of CCSC and constitutes the legal, valid and binding obligation of CCSC, enforceable against CCSC in accordance with its terms.

                  4. No authorization or approval or other action by, and no notice to or filing with, any Federal, New York or

February   , 1995
Page 4



Pennsylvania governmental authority or regulatory body (other than any applicable securities law filings) is required in respect of CCSC for the due execution, delivery or performance by CCSC of the Credit Agreement.

                  5. CCSC is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6. We are not aware (based upon our inquiry of officers of CCSC) of any pending or threatened litigation, proceeding or labor controversy affecting CCSC or any of its properties, business, assets or revenues which will have a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Credit Agreement.

                  The foregoing opinions are subject to the following additional qualifications:

                  (a) The opinions expressed herein are limited to the laws and regulations of the United States of America, the State of New York and the Commonwealth of Pennsylvania.

                  (b) Our opinions regarding the enforceability of the Credit Agreement are limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws or decisions affecting the enforcement of debtors' obligations and creditors' rights generally, and by general principles of equity and public policy. Our opinions are also subject to the effect of certain laws and judicial decisions which may limit the enforceability of certain provisions of the Credit Agreement, although such limitations do not, in our judgment, make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits afforded thereby.

                  (c) Whenever our opinion with respect to the existence or absence of facts is indicated based on our knowledge or awareness we are referring to the actual knowledge of the Dechert Price & Rhoads attorneys who have given substantive attention to the matters concerning CCSC in connection with the transactions contemplated by the Credit Agreement.

                  The opinions expressed herein are solely for your benefit in connection with the performance of the Credit Agreement, and without our express prior written consent, neither

February   , 1995
Page 5


our opinions nor this opinion letter may be circulated or furnished to or relied upon by any other person.

                                                     Very truly yours,

                                                                     EXHIBIT J-2


                    [FORM OF OPINION OF RICHARD L. KRZYZANOWSKI]


To each of the Lenders party
to the Revolving Credit and
Competitive Advance Facility
Agreement referred to below and
Chemical Bank, as Administrative Agent


                                                               February   , 1995


Dear Ladies and Gentlemen:

                  I am Executive Vice President, Secretary and General Counsel of Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"). This opinion is being rendered to you pursuant to Section 5.02(a) of the Revolving Credit and Competitive Advance Facility Agreement, dated as of February ___, 1995 (the "Credit Agreement"), among CCSC, each Subsidiary Borrower (as defined therein) and you. Capitalized terms used herein that are not defined herein have the respective specified meanings in the Credit Agreement.

                  I have examined such corporate records of CCSC and other certificates and documents as I have deemed necessary for the opinion hereinafter set forth.

                  Based on the foregoing, I am of the opinion that each Significant Subsidiary of CCSC listed on Schedule A attached hereto has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with corporate power and authority to own its respective properties and conduct its respective business as now being conducted; and CCSC and each of its Significant Subsidiaries are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which any such corporation owns or leases substantial properties or in which the conduct of any such corporation's business requires such qualification (except where the failure so to qualify would not have a Material Adverse Effect).

                  This opinion is limited to the laws of the United States of America and the Commonwealth of Pennsylvania.

                  The opinions expressed herein are solely for your benefit in connection with the performance of the Credit Agreement, and without our express prior written consent, neither our opinions nor this opinion letter may be circulated or furnished to or relied upon by any other person.


                                           Very truly yours,



                                           Richard L. Krzyzanowski
                                           Executive Vice President,
                                           Secretary and General Counsel

                                                                      SCHEDULE A


                            Significant Subsidiaries


Crown Beverage Packaging, Inc.
Crown Cork & Seal (Delaware) Corporation
CONSTAR International Inc.
CONSTAR Plastics Inc.
Van Dorn Company

                                                                       EXHIBIT K


                               COMPLIANCE CERTIFICATE


 To:     Each of the Lenders (as defined
         below) and Chemical
         Bank, as Agent for such Lenders
         270 Park Avenue
         New York, New York  10017

         Attention:  Mr. Theodore C. Swimmer


                        Crown Cork & Seal Company, Inc.


Gentlemen:

          This Compliance Certificate is being delivered pursuant to Section 6.01(c) of the Revolving Credit and Competitive Advance Facility Agreement, dated as of February 10, 1995 (as amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), the Subsidiary Borrowers referred to therein, various financial institutions now or hereafter parties thereto (the "Lenders") and Chemical Bank, as Administrative Agent for the Lenders (the "Agent"). Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

          CCSC hereby certifies, represents and warrants that as of____________, 19___ (the "Computation Date"):

          (a) The Leverage Ratio was ___ : ___ , as computed on Attachment 1 hereto and such ratio [complies] [does not comply] with the provisions of
Section 7.04(a) of the Credit Agreement;

          (b) The Interest Coverage Ratio was ___ : ___ , as computed on Attachment 2 hereto and such amount [complies] [does not comply] with the provisions of Section 7.04(b) of the Credit Agreement; and

          (c) No Default or Event of Default has occurred and is continuing [other than as follows:].


          IN WITNESS WHEREOF, CCSC has caused this Compliance Certificate to be executed and delivered by its duly Authorized Officer on this ____ day of ___________ , 19___ .


                            CROWN CORK & SEAL COMPANY, INC.

                              By:________________________
                                 Title:

                                                                    ATTACHMENT 1





1.       Leverage Ratio:

         A.       Funded Debt:  All (i) Loans and
                  (ii) all other Indebtedness of CCSC
                  and its Subsidiaries (including,
                  without duplication, Contingent
                  Liabilities relating to such
                  Indebtedness), on a consolidated
                  basis, which by its terms

                           (i)  matures or is payable
                  more than one year from the date on
                  which it was created, or

                         (ii) matures within one year
                  from the date on which it was created but
                  is renewable or extendible under terms
                  such that under GAAP such Indebtedness
                  would be treated as long-term indebtedness
                  (other than Funded Debt which is nonrecourse
                  to CCSC and its Subsidiaries and giving
                  effect only to CCSC's or its Subsidiaries'
                  pro-rata share of consolidated Indebtedness
                  of joint ventures).......................       $____________

         B.       Long-Term Capitalization:  The sum
                  of (i) Funded Debt of CCSC and its
                  Subsidiaries on a consolidated
                  basis and (ii) the amount,
                  determined on a consolidated basis,
                  in the capital stock account plus
                  (or minus in the case of a deficit)
                  the additional paid-in capital and
                  retained earnings of CCSC and its
                  Subsidiaries, and in any event, net
                  of the value of treasury stock in
                  such capital stock account, plus
                  accounting liabilities for post-
                  retirement benefits (FAS 106) and
                  post-employment benefits (FAS 112),
                  net of charges for income tax
                  (FAS 109)..............................        $_____________

         C.       LEVERAGE RATIO:  The ratio of
                  Item 1.A to Item l.B...................         _____ : _____

                                                                    ATTACHMENT 2

2.            *Interest Coverage Ratio:

                A.
                The sum of all amounts which, in
                accordance with GAAP, would be
                included on the consolidated
                financial statements of CCSC and
                its Subsidiaries as

                (i) Net Income (excluding any
                extraordinary gains and losses,
                and any net income (or net loss)
                attributable to the write-up (or
                write-down, as the case may be)
                in value of any assets) .............

                (ii)  Net Interest Expense...........

                (iii) to the extent deducted in
                determining Net Income, provisions
                for income taxes.....................

                B.
                EBIT:  The sum of Items 2.A.(i)
                through 2.A.(iii)....................                 $________

                C.
                Net Interest Expense: The aggregate
                amount of interest expense of CCSC
                and its Subsidiaries for the relevant
                period which, in accordance with GAAP,
                would be included on the consolidated
                financial statements of CCSC and its
                Subsidiaries, including without
                limitation the portion of any rent paid
                on Capitalized Lease Liabilities which
                is allocable to interest expense in
                accordance with GAAP, minus the amount
                of interest income received by CCSC and
                its Subsidiaries for such period........              $________


__________________________
* Calculated as of each Fiscal Quarter end following the Closing Date on the basis of the Fiscal Quarter then ended and the three immediately preceding Fiscal Quarters.

                D.
                INTEREST COVERAGE RATIO:  The ratio
                of Item 2.B. to Item 2.C................              $________